Exhibit 99.1

Contact:	Dan Eggers
Investor Relations
312-394-2345

Paul Adams
Corporate Communications
410-470-4167

EXELON REPORTS SECOND QUARTER 2017 RESULTS

Earnings Release Highlights

•	GAAP Net Income of $0.09 per share and Adjusted Operating Earnings of $0.54 per share for the second quarter of 2017

•	Reaffirming full year 2017 Adjusted Operating Earnings guidance of $2.50 to $2.80 per share

•	Strong utility performance to the benefit of our customers, with every utility achieving top quartile CAIDI performance as well as BGE and ComEd achieving their best ever SAIFI performance

•	Courts grant motions to dismiss legal challenges to the ZEC programs in Illinois and New York, preserving the economic and environmental benefits of this carbon-free generation

•	Exelon Nuclear completed six refueling outages with fewer unplanned outage days than a year ago

•	Two new combined-cycle gas turbines totaling nearly 2,200 MWs in Texas went into service, on-time and on-budget

CHICAGO (Aug. 2, 2017) — Exelon Corporation (NYSE: EXC) today reported its financial results for the second quarter 2017.

“Exelon delivered a strong second quarter for our shareholders and customers as we continued to make gains in reliability, customer service and operational performance across our business,” said Christopher M. Crane, Exelon’s president and CEO. “Exelon can continue to provide reliable and affordable carbon-free power while preserving high-value jobs thanks to the dismissal of challenges to Zero Emissions Credit programs by courts in Illinois and New York, a win for our customers, the economy and the environment. We also were recognized with several leadership awards including being one of only 27 companies in the Billion Dollar Roundtable, recognizing our nearly $2 billion of spending with diverse and minority-owned businesses. We were also named to the Points of Light Civic 50 list of the most community-minded companies, a true credit to our people who give back their time and resources volunteering in the communities where we work and live.”

“Exelon once again delivered strong financial performance with non-GAAP operating earnings of $0.54 per share, which is toward the upper end of our guidance range,” said Jonathan W. Thayer, Exelon’s senior executive vice president and CFO. “Exelon remains on track to meet our full-year guidance of $2.50-2.80 per share as well as our debt reduction targets.”

Second Quarter 2017

Exelon’s GAAP Net Income for the second quarter 2017 decreased to $0.09 per share from $0.29 per share in the second quarter of 2016; Adjusted (non-GAAP) Operating Earnings decreased to $0.54 per share in the second quarter of 2017 from $0.65 per share in the second quarter of 2016. For the reconciliations of GAAP to Adjusted (non-GAAP) Operating Earnings, refer to the tables beginning on [page 7].

Adjusted (non-GAAP) Operating Earnings in the second quarter of 2017 reflect the conclusion of the Ginna reliability support services agreement, increased nuclear outage days and lower realized energy prices, partially offset by Zero Emission Credit revenue related to the New York Clean Energy Standard and higher utility earnings due to regulatory rate increases.

Operating Company Results1

ComEd

ComEd’s second quarter 2017 GAAP Net Income was $118 million compared with $145 million in the second quarter of 2016. ComEd’s Adjusted (non-GAAP) Operating Earnings for the second quarter 2017 were $141 million compared with $146 million in the second quarter of 2016, primarily due to favorable weather conditions in 2016, partially offset by higher electric distribution and transmission formula rate earnings. Pursuant to the Illinois Future Energy Jobs Act, beginning in 2017, customer rates for ComEd are adjusted to eliminate the favorable and unfavorable impacts of weather and customer usage patterns on distribution volumes.

[1]	Exelon’s five business units include ComEd, which consists of electricity transmission and distribution operations in northern Illinois; PECO, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in southeastern Pennsylvania, BGE, which consists of electricity transmission and distribution operations and retail natural gas distribution operations in central Maryland; PHI, which consists of electricity transmission and distribution operations in the District of Columbia and portions of Maryland, Delaware, and New Jersey and retail natural gas distribution operations in northern Delaware; and Generation, which consists of owned and contracted electric generating facilities and wholesale and retail customer supply of electric and natural gas products and services, including renewable energy products and risk management services.

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PECO

PECO’s second quarter 2017 GAAP Net Income was $88 million compared with $100 million in the second quarter of 2016. PECO’s Adjusted (non-GAAP) Operating Earnings for the second quarter 2017 were $89 million compared with $101 million in the second quarter of 2016, primarily due to unfavorable weather conditions and volumes.

For the second quarter of 2017, heating degree days were down 29.9 percent relative to the same period in 2016 and were 28.9 percent below normal. Cooling degree days were up 6.1 percent relative to the same period in 2016 and were 19.3 percent above normal. Total retail electric deliveries remained relatively consistent in the second quarter of 2017 compared with the same period in 2016. Natural gas deliveries (including both retail and transportation segments) in the second quarter of 2017 were down 3.0 percent compared with the same period in 2016.

Weather-normalized retail electric deliveries remained relatively consistent, while weather-normalized natural gas deliveries were up 5.3 percent in the second quarter of 2017 compared with the same period in 2016.

BGE

BGE’s second quarter 2017 GAAP Net Income was $45 million compared with $31 million in the second quarter of 2016. BGE’s Adjusted (non-GAAP) Operating Earnings for the second quarter 2017 were $46 million compared with $29 million in the second quarter of 2016, primarily due to the absence of 2016 charges for certain disallowances contained in June and July 2016 rate case orders and the net impact of approved rate increases. Due to revenue decoupling, BGE is not affected by actual weather.

PHI

PHI’s second quarter 2017 GAAP Net Income was $66 million compared with $52 million in the second quarter of 2016. PHI’s Adjusted (non-GAAP) Operating Earnings for the second quarter 2017 were $63 million compared with $53 million in the second quarter of 2016, primarily due to the impact of approved rate increases in 2016 and 2017. Due to decoupling, PHI’s revenues related to Pepco and DPL Maryland are not affected by actual weather.

Generation

Generation’s second quarter 2017 GAAP Net Loss was $250 million compared with a GAAP Net Loss of $8 million in the second quarter of 2016. Generation’s Adjusted (non-GAAP) Operating Earnings for the second quarter 2017 were $202 million compared with $328 million in the second quarter of 2016, primarily reflecting the conclusion of the Ginna reliability support services agreement, increased nuclear outage days and lower realized energy prices, partially offset by Zero Emission Credit revenue related to the New York Clean Energy Standard.

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The proportion of expected generation hedged as of June 30, 2017 was 96.0 percent to 99.0 percent for 2017, 71.0 percent to 74.0 percent for 2018 and 39.0 percent to 42.0 percent for 2019.

Second Quarter and Recent Highlights

•	Early Retirement of Three Mile Island Facility: On May 30, 2017, Exelon announced it will permanently cease generation operations at Three Mile Island Generating Station (TMI) on or about September 30, 2019. In the second quarter of 2017, Exelon and Generation recognized one-time charges in Operating and maintenance expense of $71 million related to materials and supplies inventory reserve adjustments, employee-related costs and construction work-in-progress (CWIP) impairments, among other items. In addition to these one-time charges, there will be ongoing annual incremental non-cash charges to earnings stemming from shortening the expected economic useful life of TMI primarily related to accelerated depreciation of plant assets (including any asset retirement costs (ARC)), accelerated amortization of nuclear fuel, and additional asset retirement obligation (ARO) accretion expense associated with the changes in decommissioning timing and cost assumptions. Exelon’s and Generation’s second quarter 2017 results include an incremental $37 million of pre-tax expense for these items. The aforementioned one-time and incremental charges have been excluded from GAAP Net Income to arrive at Adjusted (non-GAAP) Operating Earnings.

•	EGTP Assets Held for Sale Agreement: On May 2, 2017, EGTP entered into a consent agreement with its lenders to permit EGTP to draw on its revolving credit facility and initiate an orderly sales process to sell the assets of its wholly-owned subsidiaries, the proceeds from which will first be used to pay the administrative costs of the sale, the normal and ordinary costs of operating the plants and repayment of the secured debt of EGTP, including the revolving credit facility. As a result, in the second quarter, Exelon and Generation classified certain EGTP assets and liabilities as held for sale at their respective fair values less costs to sell. At June 30, 2017, a $418 million pre-tax impairment loss was recorded within Operating and maintenance expense on Exelon’s and Generation’s Consolidated Statements of Operations and Comprehensive Income.

•

District of Columbia Power Line Undergrounding Initiative: The District of Columbia government enacted on an emergency basis (effective May 17, 2017) and thereafter on a permanent basis (effective July 11, 2017) legislation to amend the Electric Company Infrastructure Improvement Financing Act of 2014 (as amended) (the Infrastructure Improvement Financing Act) to authorize the District of Columbia Power Line Undergrounding (DC PLUG) initiative, a projected six year, $500 million project to place underground some of

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the District of Columbia’s most outage-prone power lines with $250 million of the project costs funded by Pepco and $250 million funded by the District of Columbia. The $250 million of project costs funded by Pepco will be recovered from Pepco’s customers in the District of Columbia. Pepco will earn a return on these project costs.The $250 million of project costs funded by the District of Columbia will come from two sources. Project costs of $187.5 million will be funded through a charge assessed on Pepco by the District of Columbia; Pepco will recover this charge from customers. The remaining costs up to $62.5 million are to be funded by the existing capital projects program of the District Department of Transportation (DDOT). Pepco will not recover or earn a return on the cost of these assets.

•	Like Kind Exchange: In the third quarter 2016, the United States Tax Court rejected Exelon’s like-kind exchange position and ruled that Exelon was not entitled to defer the gain on the transaction. Exelon expects to timely appeal this decision to the U.S. Court of Appeals for the Seventh Circuit in the second half of 2017. In June of 2017, the IRS finalized its computation of tax, penalties and interest owed by Exelon pursuant to the Tax Court’s decision. As a result of the IRS’s finalization of its computation in the second quarter 2017, Exelon recorded a benefit to earnings of approximately $26 million, consisting of an income tax benefit of $50 million and a reduction of penalties of $2 million, partially offset by after-tax interest expense of $26 million, while ComEd recorded a charge to earnings of approximately $23 million, consisting of income tax expense of $15 million and after-tax interest expense of $8 million. No recovery will be sought from ComEd customers for any interest, penalty or additional income tax payment amounts resulting from the like-kind exchange tax position.

•	DPL Delaware Electric and Natural Gas Distribution Rates Case: On March 8, 2017, DPL entered into a settlement agreement with the Division of the Public Advocate, Delaware Electric Users Group and the DPSC Staff in its electric distribution rate proceeding, which provides for an increase in DPL annual electric distribution rates of $31.5 million based on an ROE of 9.7 percent and compared to the $32.1 million increase previously put into effect. On May 23, 2017, the DPSC issued an order approving the settlement agreement, with the new rates effective June 1, 2017. Pursuant to the settlement agreement, no refund of any pre-settlement interim rates put into effect is required.

On April 6, 2017, DPL entered into a settlement agreement with the Division of the Public Advocate and the DPSC Staff in its natural gas distribution rate proceeding, which provides for an increase in DPL annual natural gas distribution rates of $4.9 million based on an ROE of 9.7 percent. On June 6, 2017, the DPSC issued an order approving the settlement agreement, with the new rates effective July 1, 2017. Pursuant to the settlement agreement, a rate refund plus interest of approximately $5 million will be issued to customers beginning in August 2017 for which a regulatory liability has been recorded as of June 30, 2017.

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•	DPL Maryland Electric Distribution Rates: On July 14, 2017, DPL filed an application with the MDPSC to increase its annual electric distribution base rates by $27 million based on a requested ROE of 10.1 percent. DPL expects a decision on the matter in the first quarter of 2018. DPL cannot predict how much of the requested increase the MDPSC will approve.

•	Pepco District of Columbia Electric Distribution Rate Case: On July 25, 2017, the DCPSC issued an order granting Pepco an increase to its annual electric distribution base rates of $36.9 million effective Aug. 15, 2017, based on an ROE of 9.5 percent. In its decision, the DCPSC ordered that the $25.6 million customer rate credit created as a result of the Exelon and PHI merger will be provided primarily to residential customers and some small commercial customers until that amount has been exhausted, which is expected to be approximately two years. Additionally, the Commission is holding approximately $6 million to $7 million of the customer rate credit for use toward a possible new class of customers for certain senior citizens and disabled persons. The DCPSC also held that Pepco’s bill stabilization adjustment, which decouples distribution revenues from utility customers from the amount of electricity delivered, will continue to be in place and that no refund of previously collected funds is required.

•	Nuclear Operations: Generation’s nuclear fleet, including its owned output from the Salem Generating Station and 100 percent of the CENG units, produced 44,065 gigawatt-hours (GWhs) in the second quarter of 2017, compared with 42,453 GWhs in the second quarter of 2016. Excluding Salem, the Exelon-operated nuclear plants at ownership achieved a 90.9 percent capacity factor for the second quarter of 2017, compared with 92.3 percent for the second quarter of 2016. The number of planned refueling outage days in the second quarter of 2017 totaled 125, compared with 87 in the second quarter of 2016. There were 12 non-refueling outage days in the second quarter of 2017, compared with 21 days in the second quarter of 2016.

•	Fossil and Renewables Operations: The dispatch match rate for Generation’s gas and hydro fleet was 99.0 percent in the second quarter of 2017, compared with 97.4 percent in the second quarter of 2016. Energy capture for the wind and solar fleet was 95.5 percent in the second quarter of 2017, equal to the performance in the second quarter of 2016.

•	Financing Activities:

•	On April 3, 2017, Exelon completed the remarketing of $1.15 billion aggregate principal amount of its 2.500 percent Junior Subordinated Notes due 2024, originally issued as components of its equity units issued in June 2014, issuing $1.15 billion aggregate principal amount of 3.497 percent Junior Subordinated Notes due in 2022. Exelon conducted the remarketing on behalf of the holders of equity units and did not directly receive any proceeds therefrom. Instead, Exelon received $1.15 billion on June 1, 2017 upon settlement of the forward equity purchase contract and issued approximately 33 million shares of common stock from treasury stock at the time of settlement.

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•	On May 22, 2017, Pepco issued $200 million aggregate principal amount of its 4.150 percent First Mortgage Bonds due in 2043. The proceeds from the sale of the First Mortgage Bonds were used to repay outstanding commercial paper and for general corporate purposes.

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GAAP/Adjusted (non-GAAP) Operating Earnings Reconciliation

Adjusted (non-GAAP) Operating Earnings for the second quarter of 2017 do not include the following items (after tax) that were included in reported GAAP Earnings (Loss):

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2017 GAAP Earnings (Loss)	$0.09	$80	$118	$88	$45	$66	$(250)
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $72 and $71, respectively)	0.12	113	—	—	—	—	114
Unrealized Gains Related to NDT Fund Investments (net of taxes of $20)	(0.05)	(45)	—	—	—	—	(45)
Amortization of Commodity Contract Intangibles (net of taxes of $8)	0.01	12	—	—	—	—	12
Merger and Integration Costs (net of taxes of $9, $1 and $7, respectively)	0.01	15	—	—	—	1	12
Merger Commitments (net of taxes of $3)	—	—	—	—	—	(4)	—
Long-Lived Asset Impairments (net of taxes of $172 and $171, respectively)	0.29	268	—	—	—	—	269
Plant Retirements and Divestitures (net of taxes of $42)	0.07	66	—	—	—	—	66
Cost Management Program (net of taxes of $4, $1, $1 and $3 respectively)	0.01	6	—	1	1	—	4
Like-Kind Exchange Tax Position (net of taxes of $66 and $9, respectively)	(0.03)	(26)	23	—	—	—	—
CENG Noncontrolling Interest (net of taxes of $5)	0.02	20	—	—	—	—	20

2017 Adjusted (non-GAAP) Operating Earnings	$0.54	$509	$141	$89	$46	$63	$202

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Adjusted (non-GAAP) Operating Earnings for the second quarter of 2016 do not include the following items (after tax) that were included in reported GAAP Earnings (Loss):

(in millions)	Exelon Earnings per Diluted Share	Exelon	ComEd	PECO	BGE	PHI	Generation
2016 GAAP Earnings (Loss)	$0.29	$267	$145	$100	$31	$52	$(8)
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $120 and $119, respectively)	0.20	185	—	—	—	—	185
Unrealized Gains Related to NDT Fund Investments (net of taxes of $29)	(0.03)	(27)	—	—	—	—	(27)
Amortization of Commodity Contract Intangibles (net of taxes of $4)	0.01	8	—	—	—	—	8
Merger and Integrations Costs (net of taxes of $0, $0, $2 and $2, respectively)	—	1	1	—	(3)	—	3
Merger Commitments (entire amount represents tax expense)	—	1	—	—	—	1	—
Long-Lived Asset Impairments (net of taxes of $14)	0.02	22	—	—	—	—	22
Plant Retirements and Divestitures (net of taxes of $85)	0.14	133	—	—	—	—	133
Cost Management Program (net of taxes of $3, $0, $0 and $2, respectively)	0.01	6	—	1	1	—	4
CENG Noncontrolling Interest (net of taxes of $1)	0.01	8	—	—	—	—	8

2016 Adjusted (non-GAAP) Operating Earnings	$0.65	$604	$146	$101	$29	$53	$328

Note:

Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates ranged from 39 percent to 41 percent. Under IRS regulations, NDT fund investment returns are taxed at differing rates for investments in qualified vs. non-qualified funds. The tax rates applied to unrealized gains and losses related to NDT Fund investments were 31.4 percent and 47.5 percent for the three and six months ended June 30, 2017, respectively, and 51.6 percent and 52.5 percent for the three and six months ended June 30, 2016, respectively.

Webcast Information

Exelon will discuss second quarter 2017 earnings in a one-hour conference call scheduled for today at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast and associated materials can be accessed at www.exeloncorp.com/investor-relations.

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About Exelon

Exelon Corporation (NYSE: EXC) is a Fortune 100 energy company with the largest number of utility customers in the U.S. Exelon does business in 48 states, the District of Columbia and Canada and had 2016 revenue of $31.4 billion. Exelon’s six utilities deliver electricity and natural gas to approximately 10 million customers in Delaware, the District of Columbia, Illinois, Maryland, New Jersey and Pennsylvania through its Atlantic City Electric, BGE, ComEd, Delmarva Power, PECO and Pepco subsidiaries. Exelon is one of the largest competitive U.S. power generators, with more than 33,300 megawatts of nuclear, gas, wind, solar and hydroelectric generating capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2.2 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Follow Exelon on Twitter @Exelon.

Non-GAAP Financial Measures

In addition to net income as determined under generally accepted accounting principles in the United States (GAAP), Exelon evaluates its operating performance using the measure of Adjusted (non-GAAP) Operating Earnings because management believes it represents earnings directly related to the ongoing operations of the business. Adjusted (non-GAAP) Operating Earnings exclude certain costs, expenses, gains and losses and other specified items. This measure is intended to enhance an investor’s overall understanding of period over period operating results and provide an indication of Exelon’s baseline operating performance excluding items that are considered by management to be not directly related to the ongoing operations of the business. In addition, this measure is among the primary indicators management uses as a basis for evaluating performance, allocating resources, setting incentive compensation targets and planning and forecasting of future periods. Adjusted (non-GAAP) Operating Earnings is not a presentation defined under GAAP and may not be comparable to other companies’ presentation. The Company has provided the non-GAAP financial measure as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. Adjusted (non-GAAP) Operating Earnings should not be deemed more useful than, a substitute for, or an alternative to the most comparable GAAP Net Income measures provided in this earnings release and attachments. This press release and earnings release attachments provide reconciliations of adjusted (non-GAAP) Operating Earnings to the most directly comparable financial measures calculated and presented in accordance with GAAP, are posted on Exelon’s website: www.exeloncorp.com, and have been furnished to the Securities and Exchange Commission on Form 8-K on Aug. 2, 2017.

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Cautionary Statements Regarding Forward-Looking Information

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation, Exelon Generation Company, LLC, Commonwealth Edison Company, PECO Energy Company, Baltimore Gas and Electric Company, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company (Registrants) include those factors discussed herein, as well as the items discussed in (1) the Registrants’ 2016 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 24, Commitments and Contingencies; (2) the Registrants’ Second Quarter 2017 Quarterly Report on Form 10-Q (to be filed on August 2, 2017) in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 17, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

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Earnings Release Attachments

Table of Contents

Consolidating Statements of Operations - three months ended June 30, 2017 and 2016	2

Consolidating Statements of Operations - six months ended June 30, 2017 and 2016	3

Business Segment Comparative Statements of Operations - Generation and ComEd - three and six months ended June 30, 2017 and 2016	4

Business Segment Comparative Statements of Operations - PECO and BGE - three and six months ended June 30, 2017 and 2016	5

Business Segment Comparative Statements of Operations - PHI and Other - three and six months ended June 30, 2017 and 2016	6

Consolidated Balance Sheets - June 30, 2017 and December 31, 2016	7

Consolidated Statements of Cash Flows - six months ended June 30, 2017 and 2016	8

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Exelon - three months ended June 30, 2017 and 2016	9

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Exelon - six months ended June 30, 2017 and 2016	11

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings - three months ended June 30, 2017 and 2016	13

Reconciliation of Adjusted (non-GAAP) Operating Earnings to GAAP Earnings - six months ended June 30, 2017 and 2016	15

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Generation - three and six months ended June 30, 2017 and 2016	17

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - ComEd - three and six months ended June 30, 2017 and 2016	19

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - PECO - three and six months ended June 30, 2017 and 2016	20

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - BGE - three and six months ended June 30, 2017 and 2016	21

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - PHI - three and six months ended June 30, 2017 and 2016	22

GAAP Consolidated Statements of Operations and Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments - Other - three and six months ended June 30, 2017 and 2016	23

Exelon Generation Statistics - three months ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016	24

Exelon Generation Statistics - six months ended June 30, 2017 and 2016	25

ComEd Statistics - three and six months ended June 30, 2017 and 2016	26

PECO Statistics - three and six months ended June 30, 2017 and 2016	27

BGE Statistics - three and six months ended June 30, 2017 and 2016	29

Pepco Statistics - three and six months ended June 30, 2017 and 2016	31

DPL Statistics - three and six months ended June 30, 2017 and 2016	32

ACE Statistics - three and six months ended June 30, 2017 and 2016	34

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Three Months Ended June 30, 2017
	Generation	ComEd	PECO	BGE	PHI (b)	Other (a)	Exelon Consolidated
Operating revenues	$4,174	$1,357	$630	$674	$1,074	$(286)	$7,623
Operating expenses
Purchased power and fuel	2,157	378	197	234	383	(263)	3,086
Operating and maintenance	2,010	377	190	174	269	(49)	2,971
Depreciation and amortization	334	211	71	112	165	22	915
Taxes other than income	140	72	35	56	110	7	420

Total operating expenses	4,641	1,038	493	576	927	(283)	7,392
Gain on sales of assets	—	—	—	—	1	—	1

Operating income (loss)	(467)	319	137	98	148	(3)	232

Other income and (deductions)
Interest expense, net	(129)	(101)	(31)	(26)	(59)	(90)	(436)
Other, net	181	4	2	4	13	1	205

Total other income and (deductions)	52	(97)	(29)	(22)	(46)	(89)	(231)

Income (loss) before income taxes	(415)	222	108	76	102	(92)	1
Income taxes	(158)	104	20	31	36	(105)	(72)
Equity in (losses) earnings of unconsolidated affiliates	(9)	—	—	—	—	—	(9)

Net income (loss)	(266)	118	88	45	66	13	64

Net loss attributable to noncontrolling interests	(16)	—	—	—	—	—	(16)

Net income (loss) attributable to common shareholders	$(250)	$118	$88	$45	$66	$13	$80

	Three Months Ended June 30, 2016
	Generation	ComEd	PECO	BGE	PHI (b)	Other (a)	Exelon Consolidated
Operating revenues	$3,589	$1,286	$664	$680	$1,066	$(375)	$6,910
Operating expenses
Purchased power and fuel	1,577	339	217	261	416	(356)	2,454
Operating and maintenance	1,530	368	190	208	246	(37)	2,505
Depreciation and amortization	408	190	67	97	160	19	941
Taxes other than income	118	65	38	55	108	10	394

Total operating expenses	3,633	962	512	621	930	(364)	6,294
Gain on sales of assets	31	—	—	—	—	—	31

Operating income (loss)	(13)	324	152	59	136	(11)	647

Other income and (deductions)
Interest expense, net	(99)	(91)	(31)	(24)	(66)	(65)	(376)
Other, net	117	3	2	5	11	6	144

Total other income and (deductions)	18	(88)	(29)	(19)	(55)	(59)	(232)

Income (loss) before income taxes	5	236	123	40	81	(70)	415
Income taxes	(31)	91	23	6	29	(16)	102
Equity in losses of unconsolidated affiliates	(8)	—	—	—	—	1	(7)

Net income (loss)	28	145	100	34	52	(53)	306

Net income attributable to noncontrolling interests and preference stock dividends	36	—	—	3	—	—	39

Net income (loss) attributable to common shareholders	$(8)	$145	$100	$31	$52	$(53)	$267

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	PHI includes the consolidated results of Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company.

EXELON CORPORATION

Consolidating Statements of Operations

(unaudited)

(in millions)

	Six Months Ended June 30, 2017
	Generation	ComEd	PECO	BGE	PHI	Other (a)	Exelon Consolidated
Operating revenues	$9,061	$2,656	$1,426	$1,625	$2,248	$(635)	$16,381
Operating expenses
Purchased power and fuel	4,955	713	484	584	845	(596)	6,985
Operating and maintenance	3,497	747	398	357	524	(92)	5,431
Depreciation and amortization	637	419	141	239	332	43	1,811
Taxes other than income	282	144	74	119	221	17	857

Total operating expenses	9,371	2,023	1,097	1,299	1,922	(628)	15,084
Gain on sales of assets	4	—	—	—	1	—	5
Bargain purchase gain	226	—	—	—	—	—	226

Operating income (loss)	(80)	633	329	326	327	(7)	1,528

Other income and (deductions)
Interest expense, net	(228)	(185)	(62)	(54)	(122)	(158)	(809)
Other, net	440	8	3	8	26	3	488

Total other income and (deductions)	212	(177)	(59)	(46)	(96)	(155)	(321)

Income (loss) before income taxes	132	456	270	280	231	(162)	1,207
Income taxes	(31)	197	55	111	26	(215)	143
Equity in losses of unconsolidated affiliates	(19)	—	—	—	—	1	(18)

Net income	144	259	215	169	205	54	1,046

Net loss attributable to noncontrolling interests	(30)	—	—	—	—	—	(30)

Net income attributable to common shareholders	$174	$259	$215	$169	$205	$54	$1,076

	Six Months Ended June 30, 2016
	Generation	ComEd	PECO	BGE	PHI (b)	Other (a)	Exelon Consolidated
Operating revenues	$8,329	$2,535	$1,505	$1,609	$1,171	$(664)	$14,485
Operating expenses
Purchased power and fuel	4,020	686	537	634	454	(623)	5,708
Operating and maintenance	2,997	736	405	410	695	98	5,341
Depreciation and amortization	697	379	134	206	174	36	1,626
Taxes other than income	244	141	80	114	123	18	720

Total operating expenses	7,958	1,942	1,156	1,364	1,446	(471)	13,395
Gain on sales of assets	31	5	—	—	—	4	40

Operating income (loss)	402	598	349	245	(275)	(189)	1,130

Other income and (deductions)
Interest expense, net	(196)	(177)	(62)	(48)	(71)	(109)	(663)
Other, net	210	7	4	11	12	14	258

Total other income and (deductions)	14	(170)	(58)	(37)	(59)	(95)	(405)

Income (loss) before income taxes	416	428	291	208	(334)	(284)	725
Income taxes	120	168	67	73	(77)	(66)	285
Equity in losses of unconsolidated affiliates	(11)	—	—	—	—	1	(10)

Net income (loss)	285	260	224	135	(257)	(217)	430

Net (loss) income attributable to noncontrolling interests and preference stock dividends	(17)	—	—	6	—	1	(10)

Net income (loss) attributable to common shareholders	$302	$260	$224	$129	$(257)	$(218)	$440

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	PHI includes the consolidated results of Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company beginning on March 24, 2016, the day after the merger was completed.

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	Generation
	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Variance	2017	2016	Variance
Operating revenues	$4,174	$3,589	$585	$9,061	$8,329	$732
Operating expenses
Purchased power and fuel	2,157	1,577	580	4,955	4,020	935
Operating and maintenance	2,010	1,530	480	3,497	2,997	500
Depreciation and amortization	334	408	(74)	637	697	(60)
Taxes other than income	140	118	22	282	244	38

Total operating expenses	4,641	3,633	1,008	9,371	7,958	1,413
Gain on sales of assets	—	31	(31)	4	31	(27)
Bargain purchase gain	—	—	—	226	—	226

Operating income	(467)	(13)	(454)	(80)	402	(482)

Other income and (deductions)
Interest expense, net	(129)	(99)	(30)	(228)	(196)	(32)
Other, net	181	117	64	440	210	230

Total other income and (deductions)	52	18	34	212	14	198

Income before income taxes	(415)	5	(420)	132	416	(284)
Income taxes	(158)	(31)	(127)	(31)	120	(151)
Equity in losses of unconsolidated affiliates	(9)	(8)	(1)	(19)	(11)	(8)

Net (loss) income	(266)	28	(294)	144	285	(141)
Net (loss) income attributable to noncontrolling interests	(16)	36	(52)	(30)	(17)	(13)

Net (loss) income attributable to membership interest	$(250)	$(8)	$(242)	$174	$302	$(128)

	ComEd
	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Variance	2017	2016	Variance
Operating revenues	$1,357	$1,286	$71	$2,656	$2,535	$121
Operating expenses
Purchased power	378	339	39	713	686	27
Operating and maintenance	377	368	9	747	736	11
Depreciation and amortization	211	190	21	419	379	40
Taxes other than income	72	65	7	144	141	3

Total operating expenses	1,038	962	76	2,023	1,942	81
Gain on sales of assets	—	—	—	—	5	(5)

Operating income	319	324	(5)	633	598	35

Other income and (deductions)
Interest expense, net	(101)	(91)	(10)	(185)	(177)	(8)
Other, net	4	3	1	8	7	1

Total other income and (deductions)	(97)	(88)	(9)	(177)	(170)	(7)

Income before income taxes	222	236	(14)	456	428	28
Income taxes	104	91	13	197	168	29

Net income	$118	$145	$(27)	$259	$260	$(1)

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PECO
	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Variance	2017	2016	Variance
Operating revenues	$630	$664	$(34)	$1,426	$1,505	$(79)
Operating expenses
Purchased power and fuel	197	217	(20)	484	537	(53)
Operating and maintenance	190	190	—	398	405	(7)
Depreciation and amortization	71	67	4	141	134	7
Taxes other than income	35	38	(3)	74	80	(6)

Total operating expenses	493	512	(19)	1,097	1,156	(59)

Operating income	137	152	(15)	329	349	(20)

Other income and (deductions)
Interest expense, net	(31)	(31)	—	(62)	(62)	—
Other, net	2	2	—	3	4	(1)

Total other income and (deductions)	(29)	(29)	—	(59)	(58)	(1)

Income before income taxes	108	123	(15)	270	291	(21)
Income taxes	20	23	(3)	55	67	(12)

Net income	$88	$100	$(12)	$215	$224	$(9)

	BGE
	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Variance	2017	2016	Variance
Operating revenues	$674	$680	$(6)	$1,625	$1,609	$16
Operating expenses
Purchased power and fuel	234	261	(27)	584	634	(50)
Operating and maintenance	174	208	(34)	357	410	(53)
Depreciation and amortization	112	97	15	239	206	33
Taxes other than income	56	55	1	119	114	5

Total operating expenses	576	621	(45)	1,299	1,364	(65)

Operating income	98	59	39	326	245	81

Other income and (deductions)
Interest expense, net	(26)	(24)	(2)	(54)	(48)	(6)
Other, net	4	5	(1)	8	11	(3)

Total other income and (deductions)	(22)	(19)	(3)	(46)	(37)	(9)

Income before income taxes	76	40	36	280	208	72
Income taxes	31	6	25	111	73	38

Net income	45	34	11	169	135	34
Preference stock dividends	—	3	(3)	—	6	(6)

Net income attributable to common shareholder	$45	$31	$14	$169	$129	$40

EXELON CORPORATION

Business Segment Comparative Statements of Operations

(unaudited)

(in millions)

	PHI
	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Variance	2017	2016 (a)	Variance
Operating revenues	$1,074	$1,066	$8	$2,248	$1,171	$1,077
Operating expenses
Purchased power and fuel	383	416	(33)	845	454	391
Operating and maintenance	269	246	23	524	695	(171)
Depreciation and amortization	165	160	5	332	174	158
Taxes other than income	110	108	2	221	123	98

Total operating expenses	927	930	(3)	1,922	1,446	476

Gain on sales of assets	1	—	1	1	—	1

Operating income (loss)	148	136	12	327	(275)	602

Other income and (deductions)
Interest expense, net	(59)	(66)	7	(122)	(71)	(51)
Other, net	13	11	2	26	12	14

Total other income and (deductions)	(46)	(55)	9	(96)	(59)	(37)

Income (loss) before income taxes	102	81	21	231	(334)	565
Income taxes	36	29	7	26	(77)	103

Net income (loss)	$66	$52	$14	$205	$(257)	$462

	Other (b)
	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Variance	2017	2016	Variance
Operating revenues	$(286)	$(375)	$89	$(635)	$(664)	$29
Operating expenses
Purchased power and fuel	(263)	(356)	93	(596)	(623)	27
Operating and maintenance	(49)	(37)	(12)	(92)	98	(190)
Depreciation and amortization	22	19	3	43	36	7
Taxes other than income	7	10	(3)	17	18	(1)

Total operating expenses	(283)	(364)	81	(628)	(471)	(157)
Gain on sales of assets	—	—	—	—	4	(4)

Operating loss	(3)	(11)	8	(7)	(189)	182

Other income and (deductions)
Interest expense, net	(90)	(65)	(25)	(158)	(109)	(49)
Other, net	1	6	(5)	3	14	(11)

Total other income and (deductions)	(89)	(59)	(30)	(155)	(95)	(60)

Loss before income taxes	(92)	(70)	(22)	(162)	(284)	122
Income taxes	(105)	(16)	(89)	(215)	(66)	(149)
Equity in earnings of unconsolidated affiliates	$—	$1	$(1)	$1	$1	$—
Net income (loss) attributable to common shareholders	13	(53)	66	$54	$(217)	$271

Net loss attributable to noncontrolling interests and preference stock dividends	—	—	—	—	1	(1)

Net loss attributable to common shareholders	$13	$(53)	$66	$54	$(218)	$272

(a)	PHI includes the consolidated results of Potomac Electric Power Company, Delmarva Power & Light Company and Atlantic City Electric Company beginning on March 24, 2016, the day after the merger was completed.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.

EXELON CORPORATION

Consolidated Balance Sheets

(unaudited) (in millions)

	June 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$536	$635
Restricted cash and cash equivalents	252	253
Deposit with IRS	1,250	1,250
Accounts receivable, net
Customer	3,825	4,158
Other	958	1,201
Mark-to-market derivative assets	833	917
Unamortized energy contract assets	84	88
Inventories, net
Fossil fuel and emission allowances	334	364
Materials and supplies	1,267	1,274
Regulatory assets	1,293	1,342
Other	1,600	930

Total current assets	12,232	12,412

Property, plant and equipment, net	72,748	71,555
Deferred debits and other assets
Regulatory assets	9,945	10,046
Nuclear decommissioning trust funds	12,641	11,061
Investments	638	629
Goodwill	6,677	6,677
Mark-to-market derivative assets	464	492
Unamortized energy contract assets	419	447
Pledged assets for Zion Station decommissioning	75	113
Other	1,265	1,472

Total deferred debits and other assets	32,124	30,937

Total assets	$117,104	$114,904

Liabilities and shareholders’ equity
Current liabilities
Short-term borrowings	$1,757	$1,267
Long-term debt due within one year	3,619	2,430
Accounts payable	3,134	3,441
Accrued expenses	2,878	3,460
Payables to affiliates	8	8
Regulatory liabilities	574	602
Mark-to-market derivative liabilities	244	282
Unamortized energy contract liabilities	340	407
Renewable energy credit obligation	308	428
PHI merger related obligation	126	151
Other	977	981

Total current liabilities	13,965	13,457

Long-term debt	30,315	31,575
Long-term debt to financing trusts	641	641
Deferred credits and other liabilities
Deferred income taxes and unamortized investment tax credits	18,521	18,138
Asset retirement obligations	9,848	9,111
Pension obligations	4,082	4,248
Non-pension postretirement benefit obligations	1,955	1,848
Spent nuclear fuel obligation	1,139	1,024
Regulatory liabilities	4,398	4,187
Mark-to-market derivative liabilities	417	392
Unamortized energy contract liabilities	705	830
Payable for Zion Station decommissioning	—	14
Other	1,828	1,827

Total deferred credits and other liabilities	42,893	41,619

Total liabilities	87,814	87,292

Commitments and contingencies
Shareholders’ equity
Common stock	18,860	18,794
Treasury stock, at cost	(123)	(2,327)
Retained earnings	11,442	12,030
Accumulated other comprehensive loss, net	(2,633)	(2,660)

Total shareholders’ equity	27,546	25,837
Noncontrolling interests	1,744	1,775

Total equity	29,290	27,612

Total liabilities and shareholders’ equity	$117,104	$114,904

EXELON CORPORATION

Consolidated Statements of Cash Flows

(unaudited)

(in millions)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net income	$1,046	$430
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation, amortization and accretion, including nuclear fuel and energy contract amortization	2,591	2,396
Impairment of long-lived assets and losses on regulatory assets	445	239
Gain on sales of assets	(5)	(40)
Bargain purchase gain	(226)	—
Deferred income taxes and amortization of investment tax credits	107	261
Net fair value changes related to derivatives	230	194
Net realized and unrealized gains on nuclear decommissioning trust fund investments	(284)	(114)
Other non-cash operating activities	412	1,056
Changes in assets and liabilities:
Accounts receivable	342	86
Inventories	(23)	89
Accounts payable and accrued expenses	(811)	(363)
Option premiums paid, net	(8)	(10)
Collateral (posted) received, net	(173)	710
Income taxes	58	470
Pension and non-pension postretirement benefit contributions	(325)	(258)
Other assets and liabilities	(478)	(593)

Net cash flows provided by operating activities	2,898	4,553

Cash flows from investing activities
Capital expenditures	(3,845)	(4,489)
Proceeds from nuclear decommissioning trust fund sales	5,213	4,977
Investment in nuclear decommissioning trust funds	(5,339)	(5,094)
Acquisition of businesses, net	(212)	(6,642)
Proceeds from sales of long-lived assets	211	45
Proceeds from termination of direct financing lease investment	—	360
Change in restricted cash	1	15
Other investing activities	(9)	(49)

Net cash flows used in investing activities	(3,980)	(10,877)

Cash flows from financing activities
Changes in short-term borrowings	422	(798)
Proceeds from short-term borrowings with maturities greater than 90 days	576	194
Repayments on short-term borrowings with maturities greater than 90 days	(510)	(315)
Issuance of long-term debt	981	3,174
Retirement of long-term debt	(1,049)	(217)
Dividends paid on common stock	(607)	(582)
Common stock issued from treasury	1,150	—
Proceeds from employee stock plans	43	17
Other financing activities	(23)	(4)

Net cash flows provided by financing activities	983	1,469

Decrease in cash and cash equivalents	(99)	(4,855)
Cash and cash equivalents at beginning of period	635	6,502

Cash and cash equivalents at end of period	$536	$1,647

EXELON CORPORATION

GAAP Consolidated Statements of Operations and

Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments

(unaudited)

(in millions, except per share data)

	Three Months Ended June 30, 2017				Three Months Ended June 30, 2016
	GAAP (a)	Non-GAAP Adjustments			GAAP (a)	Non-GAAP Adjustments
Operating revenues	$7,623	$158	(b	),(d)	$6,910	$626	(b	),(d),(e)
Operating expenses
Purchased power and fuel	3,086	(48)	(b	),(d)	2,454	300	(b	),(d),(h)
Operating and maintenance	2,971	(524)	(e	),(f),(g),(h),(i)	2,505	(172)	(e	),(g),(h),(i)
Depreciation and amortization	915	(35)	(h	)	941	(114)	(h	)
Taxes other than income	420				394

Total operating expenses	7,392				6,294
Gain on sales of assets	1				31

Operating income	232				647

Other income and (deductions)
Interest expense, net	(436)	63	(g	),(j)	(376)
Other, net	205	(66)	(c	),(j)	144	(89)	(c	),(h)

Total other income and (deductions)	(231)				(232)

Income before income taxes	1				415
			(b	),(c),(d),(e),			(b	),(c),(d),(e),
Income taxes	(72)	353	(f	),(g),(h),(i),(j)	102	194	(f	),(g),(h),(i)
Equity in losses of unconsolidated affiliates	(9)				(7)

Net income	64				306
Net income (loss) attributable to noncontrolling interests and preference stock dividends	(16)	(20)	(k	)	39	(8)	(k	)

Net income attributable to common shareholders	$80				$267

Effective tax rate(l)	(7,200.0)%				24.6%
Earnings per average common share
Basic	$0.09				$0.29
Diluted	$0.09				$0.29

Average common shares outstanding
Basic	934				924
Diluted	936				926
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$0.12				$0.20
Unrealized gains related to NDT fund investments (c)		(0.05)				(0.03)
Amortization of commodity contract intangibles (d)		0.01				0.01
Merger and integration costs (e)		0.01				—
Merger commitments (f)		—				—
Long-lived asset impairments (g)		0.29				0.02
Plant retirements and divestitures (h)		0.07				0.14
Cost management program (i)		0.01				0.01
Like-kind exchange tax position (j)		(0.03)				—
CENG noncontrolling interest (k)		0.02				0.01

Total adjustments		$0.45				$0.36

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the Integrys acquisition in 2016, and in 2017, the ConEdison Solutions and FitzPatrick acquisitions.
(e)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition in 2016, partially offset in 2016 at BGE and PHI by the anticipated recovery of previously incurred PHI acquisition costs, and in 2017, the PHI and FitzPatrick acquisitions.
(f)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition.
(g)	Adjustment to exclude charges to earnings related to the impairment of certain wind projects at Generation in 2016, and in 2017, impairments as a result of the ExGen Texas Power, LLC assets held for sale.
(h)	Adjustment to exclude accelerated depreciation and amortization expenses, increases to materials and supplies inventory reserves, charges for severance reserves and construction work in progress impairments associated with Generation’s previous decision to early retire the Clinton and Quad Cities nuclear facilities in 2016, and Generation’s decision to early retire the Three Mile Island nuclear facility in 2017, partially offset in 2016 by a gain associated with Generation’s sale of the New Boston generating site.

(i)	Adjustment to exclude reorganization costs, and in 2016 severance costs, related to a cost management program.
(j)	Adjustment to excluded income tax, penalties and interest expenses in the second quarter of 2017 as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.
(k)	Adjustment to eliminate from Generation’s results of the noncontrolling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.
(l)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 36.8% and 31.6% for the three months ended June 30, 2017 and June 30, 2016, respectively. The effective tax rate for the three months ended June 30, 2017 is disproportionately impacted due to the decline in pre-tax GAAP earnings and changes in other reconciling items.

EXELON CORPORATION

GAAP Consolidated Statements of Operations and

Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments

(unaudited)

(in millions, except per share data)

	Six Months Ended June 30, 2017				Six Months Ended June 30, 2016
	GAAP (a)	Non-GAAP Adjustments			GAAP (a)	Non-GAAP Adjustments
Operating revenues	$16,381	$116	(b	),(d)	$14,485	$534	(b	),(d),(e)
Operating expenses
Purchased power and fuel	6,985	(141)	(b	),(d),(h)	5,708	338	(b	),(d),(h)
Operating and maintenance	5,431	(572)	(e	),(f),(g),(h),(j)	5,341	(932)	(e	),(f),(g),(h),(j)
Depreciation and amortization	1,811	(37)	(d	),(h)	1,626	(114)	(h	)
Taxes other than income	857				720	(1)	(j	)

Total operating expenses	15,084				13,395
Gain on sales of assets	5	(1)	(h	)	40
Bargain purchase gain	226	(226)	(l	)	—

Operating income	1,528				1,130

Other income and (deductions)
Interest expense, net	(809)	59	(g	),(k),(m)	(663)
Other, net	488	(274)	(c	),(m)	258	(155)	(c	),(h)

Total other income and (deductions)	(321)				(405)

Income before income taxes	1,207				725
			(b	),(c),(d),(e),(f),(g),			(b	),(c),(d),(e),(f),(g),
Income taxes	143	441	(h	),(i),(j),(k),(m)	285	311	(h	),(j)
Equity in losses of unconsolidated affiliates	(18)				(10)

Net income	1,046				430
Net loss attributable to noncontrolling interests and preference stock dividends	(30)	(55)	(n	)	(10)	(18)	(n	)

Net income attributable to common shareholders	$1,076				$440

Effective tax rate(o)	11.8%				39.3%
Earnings per average common share
Basic	$1.16				$0.48
Diluted	$1.15				$0.48

Average common shares outstanding
Basic	931				923
Diluted	932				926
Effect of adjustments on earnings per average diluted common share recorded in accordance with GAAP:
Mark-to-market impact of economic hedging activities (b)		$0.15				$0.12
Unrealized gains related to NDT fund investments (c)		(0.15)				(0.07)
Amortization of commodity contract intangibles (d)		0.02				—
Merger and integration costs (e)		0.04				0.09
Merger commitments (f)		(0.15)				0.43
Long-lived asset impairments (g)		0.29				0.10
Plant retirements and divestitures (h)		0.07				0.14
Reassessment of state deferred income taxes (i)		(0.02)				—
Cost management program (j)		0.01				0.02
Tax settlements (k)		(0.01)				—
Bargain purchase gain (l)		(0.24)				—
Like-kind exchange tax position (m)		(0.03)				—
CENG noncontrolling interest (n)		0.06				0.02

Total adjustments		$0.04				$0.85

As a result of the PHI acquisition completion on March 23, 2016, the table includes financial results for PHI beginning on March 24, 2016 to June 30, 2017. Therefore, the results of operations from 2017 and 2016 are not comparable for Exelon. The explanations below identify any other significant or unusual items affecting the results of operations.

(a)	Results reported in accordance with accounting principles generally accepted in the United States (GAAP).
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.

(c)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the Integrys acquisition in 2016, and in 2017, the ConEdison Solutions and FitzPatrick acquisitions.
(e)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition in 2016, partially offset in 2016 at ComEd, BGE and PHI by the anticipated recovery of previously incurred PHI acquisition costs, and in 2017, the PHI and FitzPatrick acquisitions, partially offset in 2017 at PHI by the anticipated recovery of previously incurred PHI acquisition costs.
(f)	Adjustment to exclude in 2016 costs incurred as part of the settlement orders approving the PHI acquisition, and in 2017, a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.
(g)	Adjustment to exclude charges to earnings related to the impairment of upstream assets and certain wind projects at Generation in 2016, and in 2017, impairments as a result of the ExGen Texas Power, LLC assets held for sale.
(h)	Adjustment to exclude accelerated depreciation and amortization expenses, increases to materials and supplies inventory reserves, charges for severance reserves and construction work in progress impairments associated with Generation’s previous decision to early retire the Clinton and Quad Cities nuclear facilities in 2016, and Generation’s decision to early retire the Three Mile Island nuclear facility in 2017, partially offset in 2016 by a gain associated with Generation’s sale of the New Boston generating site.
(i)	Adjustment to exclude the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016, and in 2017, a change in the statutory tax rate.
(j)	Adjustment to exclude reorganization costs, and in 2016 severance costs, related to a cost management program
(k)	Adjustment to exclude benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI’s unregulated business interests
(l)	Adjustment to exclude the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.
(m)	Adjustment to exclude income tax, penalties and interest expenses in the second quarter of 2017 as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.
(n)	Adjustment to exclude from Generation’s results of the noncontrolling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity
(o)	The effective tax rate related to Adjusted (non-GAAP) Operating Earnings is 35.8% and 32.9% for the six months ended June 30, 2017 and June 30, 2016, respectively.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Three Months Ended June 30, 2017 and 2016

(unaudited)

	Exelon
	Earnings per
	Diluted							PHI		Other
	Share	Generation	ComEd		PECO		BGE	(a)		(b)	Exelon
2016 GAAP Earnings (Loss)	$0.29	$(8)	$145		$100		$31	$52		$(53)	$267
2016 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $119 and $120, respectively)	0.20	185	—		—		—	—		—	185
Unrealized Gains Related to NDT Fund Investments (net of taxes of $29) (1)	(0.03)	(27)	—		—		—	—		—	(27)
Amortization of Commodity Contract Intangibles (net of taxes of $4) (2)	0.01	8	—		—		—	—		—	8
Merger and Integration Costs (net of taxes of $2, $0, $2 and $0, respectively) (3)	—	3	1		—		(3)	—		—	1
Merger Commitments (entire amount represents tax expense) (4)	—	—	—		—		—	1		—	1
Long-Lived Asset Impairments (net of taxes of $14) (5)	0.02	22	—		—		—	—		—	22
Plant Retirements and Divestitures (net of taxes of $85) (6)	0.14	133	—		—		—	—		—	133
Cost Management Program (net of taxes of $2, $0, $0 and $3, respectively) (7)	0.01	4	—		1		1	—		—	6
CENG Noncontrolling Interest (net of taxes of $1) (8)	0.01	8	—		—		—	—		—	8

2016 Adjusted (non-GAAP) Operating Earnings (Loss)	0.65	328	146		101		29	53		(53)	604
Year Over Year Effects on Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	(0.02)	—	(7	) (c)	(2)		— (c)	(6	) (c)	—	(15)
Load	—	—	(3	) (c)	(2)		— (c)	8	(c)	—	3
Other Energy Delivery (10)	0.06	—	28	(d)	(5	) (d)	13 (d)	23	(d)	—	59
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (11)	0.03	28	—		—		—	—		—	28
Nuclear Fuel Cost (12)	—	2	—		—		—	—		—	2
Capacity Pricing (13)	—	(2)	—		—		—	—		—	(2)
Zero Emission Credit Revenue (14)	0.05	45	—		—		—	—		—	45
Market and Portfolio Conditions (15)	(0.16)	(144)	—		—		—	—		—	(144)
Operating and Maintenance Expense:
Labor, Contracting and Materials (16)	(0.01)	(7)	1		(2)		—	(6)		—	(14)
Planned Nuclear Refueling Outages (17)	(0.05)	(50)	—		—		—	—		—	(50)
Pension and Non-Pension Postretirement Benefits (18)	—	(2)	(1)		1		1	—		(1)	(2)
Other Operating and Maintenance (19)	(0.01)	(25)	(5)		2		23	(10)		9	(6)
Depreciation and Amortization Expense (20)	(0.04)	(3)	(13)		(2)		(9)	(3)		(2)	(32)
Interest Expense, Net (21)	—	(6)	2		—		(2)	4		(1)	(3)
Income Taxes (22)	—	(2)	(2)		(3)		(11)	—		14	(4)
Equity in Earnings of Unconsolidated Affiliates	—	(1)	—		—		—	—		—	(1)
Noncontrolling Interests (23)	0.04	40	—		—		—	—		—	40
Other	—	1	(5)		1		2	—		2	1

2017 Adjusted (non-GAAP) Operating Earnings (Loss)	0.54	202	141		89		46	63		(32)	509
2017 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $71, $1 and $72, respectively)	(0.12)	(114)	—		—		—	—		1	(113)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $20) (1)	0.05	45	—		—		—	—		—	45
Amortization of Commodity Contract Intangibles (net of taxes of $8) (2)	(0.01)	(12)	—		—		—	—		—	(12)
Merger and Integration Costs (net of taxes of $1, $7, $1 and $9, respectively) (3)	(0.01)	(12)	—		—		—	(1)		(2)	(15)
Merger Commitments (net of taxes of $3, $3 and $0, respectively) (4)	—	—	—		—		—	4		(4)	—
Long-Lived Asset Impairments (net of taxes of $171, $1 and $172, respectively) (5)	(0.29)	(269)	—		—		—	—		1	(268)
Plant Retirements and Divestitures (net of taxes of $42) (6)	(0.07)	(66)	—		—		—	—		—	(66)
Cost Management Program (net of taxes of $3, $1, $1 and $4, respectively) (7)	(0.01)	(4)	—		(1)		(1)	—		—	(6)
Like-Kind Exchange Tax Position (net of taxes of $9, $75 and $66, respectively) (9)	0.03	—	(23)		—		—	—		49	26
CENG Noncontrolling Interest (net of taxes of $5) (8)	(0.02)	(20)	—		—		—	—		—	(20)

2017 GAAP Earnings (Loss)	$0.09	$(250)	$118		$88		$45	$66		$13	$80

Note:

Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates ranged from 39 percent to 41 percent. Under IRS regulations, NDT fund investment returns are taxed at differing rates for investments in qualified vs. non-qualified funds. The tax rates applied to unrealized gains and losses related to NDT Fund investments were 31.4 percent and 47.5 percent for the three and six months ended June 30, 2017, respectively, and 51.6 percent and 52.5 percent for the three and six months ended June 30, 2016, respectively.

(a)	PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC and District of Columbia PSC, customer rates for BGE, Pepco and DPL Maryland are adjusted to eliminate the favorable and unfavorable impacts of weather and usage patterns per customer on distribution volumes. Pursuant to the Illinois Future Energy Jobs Act, beginning in 2017, customer rates for ComEd are adjusted to eliminate the favorable and unfavorable impacts of weather and customer usage patterns on distribution volumes.
(d)	For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Represents the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the Integrys acquisition in 2016, and in 2017, the ConEdison Solutions and FitzPatrick acquisitions.
(3)	Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition in 2016, partially offset in 2016 at BGE and PHI by the anticipated recovery of previously incurred PHI acquisition costs, and in 2017, the PHI and FitzPatrick acquisitions.
(4)	Represents costs incurred as part of the settlement orders approving the PHI acquisition.
(5)	Primarily reflects charges to earnings related to the impairment of certain wind projects at Generation in 2016, and in 2017, impairments as a result of the ExGen Texas Power, LLC assets held for sale.
(6)	Primarily reflects accelerated depreciation and amortization expenses, increases to materials and supplies inventory reserves, charges for severance reserves and construction work in progress impairments associated with Generation’s previous decision to early retire the Clinton and Quad Cities nuclear facilities in 2016, and Generation’s decision to early retire the Three Mile Island nuclear facility in 2017, partially offset in 2016 by a gain associated with Generation’s sale of the New Boston generating site.
(7)	Represents reorganization costs, and in 2016 severance costs, related to a cost management program.
(8)	Represents elimination from Generation’s results of the noncontrolling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.
(9)	Represents adjustments to income tax, penalties and interest expenses in the second quarter of 2017 as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.
(10)	For ComEd, primarily reflects increased electric distribution and transmission formula rate revenues (due to increased capital investments and higher electric distribution ROE, which is due to an increase in treasury rates). For BGE and PHI, primarily reflects increased revenue as a result of rate increases.
(11)	Primarily reflects the acquisition of the FitzPatrick nuclear facility.
(12)	Primarily reflects a decrease in fuel prices, partially offset by increased nuclear output as a result of the FitzPatrick acquisition.
(13)	Primarily reflects decreased capacity prices in the Mid-Atlantic region, partially offset by increased capacity prices in the New England region.
(14)	Reflects the impact of the New York Clean Energy Standard.
(15)	Primarily reflects the conclusion of the Ginna Reliability Support Services Agreement, lower realized energy prices and lower optimization in Generation’s natural gas portfolio.
(16)	For Generation, primarily reflects increased salaries and wages related to the acquisition of the FitzPatrick nuclear facility.
(17)	Primarily reflects an increase in the number of nuclear outage days in 2017, excluding Salem.
(18)	Primarily reflects the unfavorable impact of lower pension and OPEB discount rates, partially offset by the favorable impact of lower health care claims experience.
(19)	For Generation, primarily reflects an increase in nuclear decommissioning obligation expense. For BGE, primarily reflects the absence of 2016 charges for certain disallowances contained in the June and July 2016 rate case orders.
(20)	For BGE, primarily reflects increased amortization due to the initiation of cost recovery of the AMI programs and increased depreciation from AMI program capital expenditures. Additionally, primarily reflects increased depreciation from ongoing capital expenditures across all operating companies.
(21)	For Generation, primarily reflects increased interest expense due to higher outstanding debt.
(22)	For BGE, primarily reflects a 2016 cumulative adjustment to tax expense for transmission-related regulatory assets. For Corporate, primarily reflects the 2016 unfavorable impact of the expiration of statutes of limitations.
(23)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.

EXELON CORPORATION

Reconciliation of Adjusted (non-GAAP) Operating

Earnings to GAAP Earnings (in millions)

Six Months Ended June 30, 2017 and 2016

(unaudited)

	Exelon
	Earnings per
	Diluted							PHI		Other	Exelon
	Share	Generation	ComEd		PECO		BGE	(a)		(b)	(a)
2016 GAAP Earnings (Loss)	$0.48	$302	$260		$224		$129	$(257)		$(218)	$440
2016 Adjusted (non-GAAP) Operating (Earnings) Loss Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $81)	0.12	121	—		—		—	—		—	121
Unrealized Gains Related to NDT Fund Investments (net of taxes of $64) (1)	(0.07)	(59)	—		—		—	—		—	(59)
Amortization of Commodity Contract Intangibles (net of taxes of $2) (2)	—	(4)	—		—		—	—		—	(4)
Merger and Integration Costs (net of taxes of $8, $3, $1, $2, $23, $1 and $26, respectively) (3)	0.09	14	(4)		1		(2)	33		37	79
Merger Commitments (net of taxes of $1, $84, $28 and $113, respectively) (4)	0.43	2	—		—		—	279		114	395
Long-Lived Asset Impairments (net of taxes of $62) (5)	0.10	93	—		—		—	—		—	93
Plant Retirements and Divestitures (net of taxes of $85) (6)	0.14	133	—		—		—	—		—	133
Reassessment of State Deferred Income Taxes (entire amount represents tax expense) (7)	—	6	—		—		—	—		(6)	—
Cost Management Program (net of taxes of $9, $1, $1 and $12, respectively) (8)	0.02	15	—		2		2	—		—	19
CENG Noncontrolling Interest (net of taxes of $3) (9)	0.02	18	—		—		—	—		—	18

2016 Adjusted (non-GAAP) Operating Earnings (Loss)	1.33	641	256		227		129	55		(73)	1,235
Year Over Year Effects on Earnings:
ComEd, PECO, BGE and PHI Margins:
Weather	(0.01)	—	(2	) (c)	—		— (c)	(6	) (c)	—	(8)
Load	—	—	(4	) (c)	(5)		— (c)	8	(c)	—	(1)
Other Energy Delivery (13)	0.54	—	67	(d)	(11	) (d)	39 (d)	406	(d)	—	501
Generation Energy Margins, Excluding Mark-to-Market:
Nuclear Volume (14)	0.01	9	—		—		—	—		—	9
Nuclear Fuel Cost (15)	0.02	14	—		—		—	—		—	14
Capacity Pricing (16)	(0.03)	(31)	—		—		—	—		—	(31)
Zero Emission Credit Revenue (17)	0.05	45	—		—		—	—		—	45
Market and Portfolio Conditions (18)	(0.14)	(129)	—		—		—	—		—	(129)
Operating and Maintenance Expense:
Labor, Contracting and Materials (19)	(0.15)	(53)	4		(4)		(2)	(84)		—	(139)
Planned Nuclear Refueling Outages (20)	(0.07)	(69)	—		—		—	—		—	(69)
Pension and Non-Pension Postretirement Benefits (21)	(0.01)	—	(1)		1		1	(7)		(1)	(7)
Other Operating and Maintenance (22)	(0.07)	(44)	(10)		7		35	(63)		14	(61)
Depreciation and Amortization Expense (23)	(0.17)	(10)	(24)		(4)		(20)	(94)		(4)	(156)
Interest Expense, Net (24)	(0.06)	(8)	4		—		(4)	(30)		(19)	(57)
Income Taxes (25)	(0.01)	(18)	(3)		4		(8)	8		11	(6)
Equity in Earnings of Unconsolidated Affiliates	(0.01)	(5)	—		—		—	—		—	(5)
Noncontrolling Interests (26)	0.03	30	—		—		—	—		—	30
Other	(0.05)	1	(5)		3		2	(49)		(3)	(51)
Share Differential (27)	(0.01)	—	—		—		—	—		—	—

2017 Adjusted (non-GAAP) Operating Earnings (Loss)	1.19	373	282		218		172	144		(75)	1,114
2017 Adjusted (non-GAAP) Operating Earnings (Loss) Adjustments:
Mark-to-Market Impact of Economic Hedging Activities (net of taxes of $90, $1 and $91, respectively)	(0.15)	(143)	—		—		—	—		1	(142)
Unrealized Gains Related to NDT Fund Investments (net of taxes of $130) (1)	0.15	144	—		—		—	—		—	144
Amortization of Commodity Contract Intangibles (net of taxes of $9) (2)	(0.02)	(15)	—		—		—	—		—	(15)
Merger and Integration Costs (net of taxes of $23, $1, $1, $1, $1 and $25, respectively) (3)	(0.04)	(37)	—		(1)		(1)	1		(2)	(40)
Merger Commitments ( net of taxes of $18, $52, $67 and $137, respectively) (4)	0.15	18	—		—		—	60		59	137
Long-Lived Asset Impairments (net of taxes of $171, $1 and $172, respectively) (5)	(0.29)	(269)	—		—		—	—		1	(268)
Plant Retirements and Divestitures (net of taxes of $42) (6)	(0.07)	(66)	—		—		—	—		—	(66)
Reassessment of State Deferred Income Taxes (entire amount represents tax expense) (7)	0.02	—	—		—		—	—		20	20
Cost Management Program (net of taxes of $4, $1, $1, $0 and $7, respectively)(8)	(0.01)	(7)	—		(2)		(2)	—		1	(10)
Tax Settlements (net of taxes of $1) (10)	0.01	5	—		—		—	—		—	5
Bargain Purchase Gain (11)	0.24	226	—		—		—	—		—	226
Like-Kind Exchange Tax Position (net of taxes of $9, $75 and $66, respectively) (12)	0.03	—	(23)		—		—	—		49	26
CENG Noncontrolling Interest (net of taxes of $12) (9)	(0.06)	(55)	—		—		—	—		—	(55)

2017 GAAP Earnings	$1.15	$174	$259		$215		$169	$205		$54	$1,076

Note:

Unless otherwise noted, the income tax impact of each reconciling item between GAAP Net Income and Adjusted (non-GAAP) Operating Earnings is based on the marginal statutory federal and state income tax rates for each Registrant, taking into account whether the income or expense item is taxable or deductible, respectively, in whole or in part. For all items except the unrealized gains and losses related to NDT fund investments, the marginal statutory income tax rates ranged from 39 percent to 41 percent. Under IRS regulations, NDT fund investment returns are taxed at differing rates for investments in qualified vs. non-qualified funds. The tax rates applied to unrealized gains and losses related to NDT Fund investments were 31.4 percent and 47.5 percent for the three and six months ended June 30, 2017, respectively, and 51.6 percent and 52.5 percent for the three and six months ended June 30, 2016, respectively.

(a)	For the six months ended June 30, 2016, includes financial results for PHI beginning on March 24, 2016, the day after the merger was completed. Therefore, the results of operations from 2017 and 2016 are not comparable for PHI and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations. PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company.
(b)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(c)	As approved by the Maryland PSC and District of Columbia PSC, customer rates for BGE, Pepco and DPL Maryland are adjusted to eliminate the favorable and unfavorable impacts of weather and usage patterns per customer on distribution volumes. Pursuant to the Illinois Future Energy Jobs Act, beginning in 2017, customer rates for ComEd are adjusted to eliminate the favorable and unfavorable impacts of weather and customer usage patterns on distribution volumes.
(d)	For regulatory recovery mechanisms, including ComEd’s distribution formula rate, ComEd, BGE and PHI utilities transmission formula rates, and riders across all utilities, revenues increase and decrease i) as fully recoverable costs fluctuate (with no impact on net earnings), and ii) pursuant to changes in rate base, capital structure and ROE (which impact net earnings).
(1)	Reflects the impact of unrealized gains on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(2)	Represents the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the Integrys acquisition in 2016, and in 2017, the ConEdison Solutions and FitzPatrick acquisitions.
(3)	Reflects certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition in 2016, partially offset in 2016 at ComEd, BGE and PHI by the anticipated recovery of previously incurred PHI acquisition costs, and in 2017, the PHI and FitzPatrick acquisitions, partially offset in 2017 at PHI by the anticipated recovery of previously incurred PHI acquisition costs.
(4)	Primarily reflects in 2016 costs incurred as part of the settlement orders approving the PHI acquisition, and in 2017, a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.
(5)	Primarily reflects charges to earnings related to the impairment of upstream assets and certain wind projects at Generation in 2016, and in 2017, impairments as a result of the ExGen Texas Power, LLC assets held for sale.
(6)	Primarily reflects accelerated depreciation and amortization expenses, increases to materials and supplies inventory reserves, charges for severance reserves and construction work in progress impairments associated with Generation’s previous decision to early retire the Clinton and Quad Cities nuclear facilities in 2016, and Generation’s decision to early retire the Three Mile Island nuclear facility in 2017, partially offset in 2016 by a gain associated with Generation’s sale of the New Boston generating site.
(7)	Reflects the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016, and in 2017, a change in the statutory tax rate.
(8)	Represents reorganization costs, and in 2016 severance costs, related to a cost management program.
(9)	Represents elimination from Generation’s results of the noncontrolling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.
(10)	Reflects benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI’s unregulated business interests.
(11)	Represents the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.
(12)	Represents adjustments to income tax, penalties and interest expenses in the second quarter of 2017 as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.
(13)	For ComEd, primarily reflects increased electric distribution and transmission formula rate revenues (due to increased capital investments and higher electric distribution ROE, which is due to an increase in treasury rates) and an increase in fully recoverable costs. For BGE and PHI, primarily reflects increased revenue as a result of rate increases.
(14)	Primarily reflects the acquisition of the FitzPatrick nuclear facility, partially offset by an increase in nuclear outage days.
(15)	Primarily reflects a decrease in fuel prices.
(16)	Primarily reflects decreased capacity prices in the Mid-Atlantic and Midwest regions, partially offset by increased capacity prices in the New England region.
(17)	Reflects the impact of the New York Clean Energy Standard.
(18)	Primarily reflects the impacts of declining natural gas prices and lower optimization in Generation’s natural gas portfolio, the conclusion of the Ginna Reliability Support Services Agreement and lower realized energy prices, partially offset by the inclusion of Pepco Energy Services results in 2017, the absence of oil inventory write downs that occurred in 2016 and revenue related to energy efficiency projects.
(19)	For Generation, primarily reflects the inclusion of Pepco Energy Services results in 2017, increased contracting costs related to energy efficiency projects and increased salaries and wages related to the acquisition of the FitzPatrick nuclear facility.
(20)	Primarily reflects an increase in the number of nuclear outage days in 2017, excluding Salem.
(21)	Primarily reflects the favorable impact of lower health care claims experience, partially offset by the unfavorable impact of lower pension and OPEB discount rates.
(22)	For Generation, primarily reflects an increase in nuclear decommissioning obligation expense. For ComEd, primarily reflects increased fully recoverable costs associated with energy efficiency programs. For BGE, primarily reflects the absence of 2016 charges for certain disallowances contained in the June and July 2016 rate case orders and decreased storm costs in the BGE service territory.
(23)	For BGE, primarily reflects increased amortization due to the initiation of cost recovery of the AMI programs and increased depreciation from AMI program capital expenditures. Additionally, primarily reflects increased depreciation from ongoing capital expenditures across all operating companies.
(24)	For Generation, primarily reflects increased interest expense due to higher outstanding debt. For Corporate, primarily reflects increased interest expense due to higher outstanding debt, as well as debt issuance costs related to the April 2017 remarketing of Junior Subordinated Notes due in 2024.
(25)	For Generation, primarily reflects the favorable settlement of certain income tax positions in 2016. For BGE, primarily reflects a 2016 cumulative adjustment to tax expense for transmission-related regulatory assets. For Corporate, primarily reflects the 2016 unfavorable impact of the expiration of statutes of limitations.
(26)	Reflects elimination from Generation’s results of activity attributable to noncontrolling interests, primarily for CENG.
(27)	Reflects the impact on earnings per share due to the increase in Exelon’s average diluted common shares outstanding as a result of the June 2017 common stock issuance.

EXELON CORPORATION

GAAP Consolidated Statements of Operations and

Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments

(unaudited)

(in millions)

	Generation
	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$4,174	$158	(b),(d)	$3,589	$625	(b),(d)
Operating expenses
Purchased power and fuel	2,157	(48)	(b),(d),(h)	1,577	300	(b),(d),(h)
Operating and maintenance	2,010	(516)	(e),(g),(h),(i)	1,530	(174)	(e),(g),(h),(i)
Depreciation and amortization	334	(35)	(h)	408	(114)	(h)
Taxes other than income	140			118

Total operating expenses	4,641			3,633
Gain on sales of assets	—			31

Operating income	(467)			(13)

Other income and (deductions)
Interest expense, net	(129)	21	(g)	(99)
Other, net	181	(64)	(c)	117	(89)	(c),(h)

Total other income and (deductions)	52			18

Income before income taxes	(415)			5
Income taxes	(158)	282	(b),(c),(d),(e), (g),(h),(i)	(31)	196	(b),(c),(d),(e), (g),(h),(i)
Equity in losses of unconsolidated affiliates	(9)			(8)

Net (loss) income	(266)			28
Net (loss) income attributable to noncontrolling interests	(16)	(20)	(l)	36	(8)	(l)

Net (loss) income attributable to membership interest	$(250)			$(8)

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$9,061	$116	(b),(d)	$8,329	$542	(b),(d)
Operating expenses
Purchased power and fuel	4,955	(141)	(b),(d),(h)	4,020	338	(b),(d),(h)
Operating and maintenance	3,497	(562)	(e),(g),(i),(h),	2,997	(330)	(e),(f),(g),(h),(i)
Depreciation and amortization	637	(37)	(d),(h)	697	(114)	(h)
Taxes other than income	282			244	(1)	(i)

Total operating expenses	9,371			7,958
Gain on sales of assets	4	(1)	(h)	31
Bargain purchase gain	226	(226)	(k),(h)	—

Operating income	(80)			402

Other income and (deductions)
Interest expense, net	(228)	18	(g),(j)	(196)
Other, net	440	(273)	(c)	210	(155)	(c),(h)

Total other income and (deductions)	212			14

Income before income taxes	132			416
Income taxes	(31)	230	(b),(c),(d),(e), (f),(g),(h),(i),(j)	120	173	(b),(c),(d),(e), (f),(g),(h),(i),(k)
Equity in losses of unconsolidated affiliates	(19)			(11)

Net income	144			285
Net loss attributable to noncontrolling interests	(30)	(55)	(l)	(17)	(18)	(l)

Net income attributable to membership interest	$174			$302

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(c)	Adjustment to exclude the unrealized gains and losses on NDT fund investments to the extent not offset by contractual accounting as described in the notes to the consolidated financial statements.
(d)	Adjustment to exclude the non-cash amortization of intangible assets, net, primarily related to commodity contracts recorded at fair value related to the Integrys acquisition in 2016, and in 2017, the ConEdison Solutions and FitzPatrick acquisitions.
(e)	Adjustment to exclude costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, and integration activities related to the PHI acquisition in 2016.
(f)	Adjustment to exclude 2016 costs incurred as part of the settlement orders approving the PHI acquisition, and in 2017, a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2012 CEG and 2016 PHI acquisitions.
(g)	Adjustment to exclude charges to earnings related to the impairment of upstream assets and certain wind projects at Generation in 2016, and in 2017, impairments as a result of the ExGen Texas Power, LLC assets held for sale.
(h)	Adjustment to exclude accelerated depreciation and amortization expenses, increases to materials and supplies inventory reserves, charges for severance reserves and construction work in progress impairments associated with Generation’s previous decision to early retire the Clinton and Quad Cities nuclear facilities in 2016, and Generation’s decision to early retire the Three Mile Island nuclear facility in 2017, partially offset in 2016 by a gain associated with Generation’s sale of the New Boston generating site.
(i)	Adjustment to exclude reorganization costs, and in 2016 severance costs, related to a cost management program.
(j)	Adjustment to exclude the benefits related to the favorable settlement in 2017 of certain income tax positions related to PHI’s unregulated business interests.
(k)	Adjustment to exclude the excess of the fair value of assets and liabilities acquired over the purchase price for the FitzPatrick acquisition.
(l)	Adjustment to exclude the elimination from Generation’s results of the noncontrolling interest related to CENG exclusion items, primarily related to the impact of unrealized gains and losses on NDT fund investments and mark-to-market activity.

EXELON CORPORATION

GAAP Consolidated Statements of Operations and

Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments

(unaudited)

(in millions)

	ComEd
	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,357			$1,286	$1 (b	)
Operating expenses
Purchased power and fuel	378			339
Operating and maintenance	377	(1	) (c)	368
Depreciation and amortization	211			190
Taxes other than income	72			65

Total operating expenses	1,038			962

Operating income	319			324

Other income and (deductions)
Interest expense, net	(101)	14	(c)	(91)
Other, net	4			3

Total other income and (deductions)	(97)			(88)

Income before income taxes	222			236
Income taxes	104	(8	) (c)	91

Net income	$118			$145

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,656			$2,535	$(8	) (b)
Operating expenses
Purchased power and fuel	713			686
Operating and maintenance	747	(1	) (c)	736	(1	) (b)
Depreciation and amortization	419			379
Taxes other than income	144			141

Total operating expenses	2,023			1,942
Gain on sales of assets	—			5

Operating income	633			598

Other income and (deductions)
Interest expense, net	(185)	14	(c)	(177)
Other, net	8			7

Total other income and (deductions)	(177)			(170)

Income before income taxes	456			428
Income taxes	197	(8	) (c)	168	(3	) (b)

Net income	$259			$260

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, and integration activities, partially offset in 2016 at ComEd by the anticipated recovery of previously incurred PHI acquisition costs.
(c)	Adjustment to excluded income tax, penalties and interest expenses in the second quarter of 2017 as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.

EXELON CORPORATION

GAAP Consolidated Statements of Operations and

Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments

(unaudited)

(in millions)

	PECO
	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$630			$664
Operating expenses
Purchased power and fuel	197			217
Operating and maintenance	190	(2	) (b)	190	(2	) (b),(c)
Depreciation and amortization	71			67
Taxes other than income	35			38

Total operating expenses	493			512

Operating income	137			152

Other income and (deductions)
Interest expense, net	(31)			(31)
Other, net	2			2

Total other income and (deductions)	(29)			(29)

Income before income taxes	108			123
Income taxes	20	1	(b)	23	1	(c)

Net income	$88			$100

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,426			$1,505
Operating expenses
Purchased power and fuel	484			537
Operating and maintenance	398	(5	) (b),(c)	405	(5	) (b),(c)
Depreciation and amortization	141			134
Taxes other than income	74			80

Total operating expenses	1,097			1,156

Operating income	329			349

Other income and (deductions)
Interest expense, net	(62)			(62)
Other, net	3			4

Total other income and (deductions)	(59)			(58)

Income before income taxes	270			291
Income taxes	55	2	(b),(c)	67	2	(b),(c)

Net income	$215			$224

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees related to the PHI acquisition.
(c)	Adjustment to exclude reorganization costs related to a cost management program.

EXELON CORPORATION

GAAP Consolidated Statements of Operations and

Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments

(unaudited)

(in millions)

	BGE
	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$674			$680
Operating expenses
Purchased power and fuel	234			261
Operating and maintenance	174	(2	) (b),(c)	208	4	(b),(c)
Depreciation and amortization	112			97
Taxes other than income	56			55

Total operating expenses	576			621

Operating income	98			59

Other income and (deductions)
Interest expense, net	(26)			(24)
Other, net	4			5

Total other income and (deductions)	(22)			(19)

Income before income taxes	76			40
Income taxes	31	1	(b),(c)	6	(2	) (b),(c)

Net income	45			34
Preference stock dividends	—			3

Net income attributable to common shareholder	$45			$31

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,625			$1,609
Operating expenses
Purchased power and fuel	584			634
Operating and maintenance	357	(5	) (b),(c)	410	1	(b),(c)
Depreciation and amortization	239			206
Taxes other than income	119			114

Total operating expenses	1,299			1,364

Operating income	326			245

Other income and (deductions)
Interest expense, net	(54)			(48)
Other, net	8			11

Total other income and (deductions)	(46)			(37)

Income before income taxes	280			208
Income taxes	111	2	(b),(c)	73	(1	) (b),(c)

Net income	169			135
Preference stock dividends	—			6

Net income attributable to common shareholder	$169			$129

(a)	Results reported in accordance with GAAP.
(b)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees, partially offset in 2016 by the anticipated recovery of previously incurred PHI acquisition costs.
(c)	Adjustment to exclude reorganization costs related to a cost management program.

EXELON CORPORATION

GAAP Consolidated Statements of Operations and

Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments

(unaudited)

(in millions)

	PHI
	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$1,074			$1,066
Operating expenses
Purchased power and fuel	383			416
Operating and maintenance	269	4	(c),(d)	246
Depreciation and amortization	165			160
Taxes other than income	110			108

Total operating expenses	927			930
Gain on sales of assets	1			—

Operating income	148			136

Other income and (deductions)
Interest expense, net	(59)			(66)
Other, net	13			11

Total other income and (deductions)	(46)			(55)

Income before income taxes	102			81
Income taxes	36	(1	) (c),(d)	29	(1	)(d)

Net income	$66			$52

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016 (b)
	GAAP (a)	Non-GAAP Adjustments		GAAP (a)	Non-GAAP Adjustments
Operating revenues	$2,248			$1,171
Operating expenses
Purchased power and fuel	845			454
Operating and maintenance	524	10	(c),(d)	695	(419	) (c),(d)
Depreciation and amortization	332			174
Taxes other than income	221			123

Total operating expenses	1,922			1,446
Gain on sales of assets	1			—

Operating income (loss)	327			(275)

Other income and (deductions)
Interest expense, net	(122)			(71)
Other, net	26			12

Total other income and (deductions)	(96)			(59)

Income (loss) before income taxes	231			(334)
Income taxes	26	51	(c),(d)	(77)	107	(c),(d)

Net income (loss)	$205			$(257)

(a)	Results reported in accordance with GAAP.
(b)	For the six months ended June 30, 2016, includes financial results for PHI beginning on March 24, 2016, the day after the merger was completed. Therefore, the results of operations from 2017 and 2016 are not comparable for PHI and Exelon. The explanations below identify any other significant or unusual items affecting the results of operations. PHI consolidated results includes Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company.
(c)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses, integration activities, and upfront credit facilities fees, partially offset in 2016 at PHI by the anticipated recovery of previously incurred PHI acquisition costs.

(d)	Adjustment to exclude costs incurred as part of the settlement orders approving the PHI acquisition.

EXELON CORPORATION

GAAP Consolidated Statements of Operations and

Adjusted (non-GAAP) Operating Earnings Reconciling Adjustments

(unaudited)

(in millions)

	Other (a)
	Three Months Ended June 30, 2017			Three Months Ended June 30, 2016
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(286)			$(375)
Operating expenses
Purchased power and fuel	(263)			(356)
Operating and maintenance	(49)	(7	) (d),(e)	(37)
Depreciation and amortization	22			19
Taxes other than income	7			10

Total operating expenses	(283)			(364)

Operating loss	(3)			(11)

Other income and (deductions)
Interest expense, net	(90)	28	(h)	(65)
Other, net	1	(2	) (h)	6

Total other income and (deductions)	(89)			(59)

Loss before income taxes	(92)			(70)
Income taxes	(105)	78	(d),(e),(f),(h)	(16)
Equity in earnings of unconsolidated affiliates	—			1

Net income (loss) attributable to common shareholders	$13			$(53)

	Six Months Ended June 30, 2017			Six Months Ended June 30, 2016
	GAAP (b)	Non-GAAP Adjustments		GAAP (b)	Non-GAAP Adjustments
Operating revenues	$(635)			$(664)
Operating expenses
Purchased power and fuel	(596)			(623)
Operating and maintenance	(92)	(9	) (d),(e)	98	(178	) (d),(e)
Depreciation and amortization	43			36
Taxes other than income	17			18

Total operating expenses	(628)			(471)
Gain on sales of assets	—			4

Operating loss	(7)			(189)

Other income and (deductions)
Interest expense, net	(158)	27	(h)	(109)
Other, net	3	(1	) (h)	14

Total other income and (deductions)	(155)			(95)

Loss before income taxes	(162)			(284)
Income taxes	(215)	164	(d),(e),(f), (g),(h)	(66)	33	(d),(e),(g)
Equity in earnings of unconsolidated affiliates	1			1

Net income (loss)	54			(217)
Net income attributable to noncontrolling interests and preference stock dividends	—			1

Net income (loss) attributable to common shareholders	$54			$(218)

(a)	Other primarily includes eliminating and consolidating adjustments, Exelon’s corporate operations, shared service entities and other financing and investment activities.
(b)	Results reported in accordance with GAAP.
(c)	Adjustment to exclude the mark-to-market impact of Exelon’s economic hedging activities, net of intercompany eliminations.
(d)	Adjustment to exclude certain costs associated with mergers and acquisitions, including, if and when applicable, professional fees, employee-related expenses and integration activities related to the PHI acquisition.
(e)	Adjustment to exclude in 2016 costs incurred as part of the settlement orders approving the PHI acquisition, and in 2017, a decrease in reserves for uncertain tax positions related to the deductibility of certain merger commitments associated with the 2016 PHI acquisition.
(f)	Adjustment to exclude the impact of impairments as a result of the ExGen Texas Power, LLC assets held for sale.
(g)	Reflects the non-cash impact of the remeasurement of state deferred income taxes, primarily as a result of changes in forecasted apportionment related to the PHI acquisition in 2016, and in 2017, a change in the statutory tax rate.
(h)	Adjustment to exclude the impact to income tax, penalties and interest expenses in the second quarter of 2017 as a result of the finalization of the IRS tax computation related to Exelon’s like-kind exchange tax position.

EXELON CORPORATION

Exelon Generation Statistics

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic(a)	15,246	16,545	16,410	15,604	15,224
Midwest	22,592	22,468	23,743	24,262	23,001
New York(a),(f)	6,227	4,491	4,681	4,843	4,228

Total Nuclear Generation	44,065	43,504	44,834	44,709	42,453
Fossil and Renewables
Mid-Atlantic	899	836	442	706	685
Midwest	417	418	442	273	324
New England	1,925	2,077	1,142	1,886	2,016
New York	1	1	1	1	1
ERCOT	2,315	1,370	1,056	2,472	1,879
Other Power Regions(b)	2,084	1,423	1,935	2,103	1,995

Total Fossil and Renewables	7,641	6,125	5,018	7,441	6,900
Purchased Power
Mid-Atlantic	2,901	3,398	2,849	7,139	3,131
Midwest	413	388	400	461	688
New England	4,343	5,064	4,768	3,927	3,782
New York	—	28	—	—	—
ERCOT	1,871	2,655	3,189	2,895	2,259
Other Power Regions(b)	3,507	2,868	3,308	3,803	3,879

Total Purchased Power	13,035	14,401	14,514	18,225	13,739
Total Supply/Sales by Region(c)
Mid-Atlantic(d)	19,046	20,779	19,701	23,449	19,040
Midwest(d)	23,422	23,274	24,585	24,996	24,013
New England	6,268	7,141	5,910	5,813	5,798
New York	6,228	4,520	4,682	4,844	4,229
ERCOT	4,186	4,025	4,245	5,367	4,138
Other Power Regions(b)	5,591	4,291	5,243	5,906	5,874

Total Supply/Sales by Region	64,741	64,030	64,366	70,375	63,092

	Three Months Ended
	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016
Outage Days(e)
Refueling(f)	125	95	71	17	87
Non-refueling(f)	12	8	32	—	21

Total Outage Days	137	103	103	17	108

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).
(b)	Other Power Regions includes, South, West and Canada.
(c)	Excludes physical proprietary trading volumes of 2,312 GHhs, 1,850 GWhs, 2,164 GWhs, 1,506 GWhs, and 1,289 GWhs for the three months ended June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.
(d)	Includes affiliate sales to PECO, BGE, Pepco, DPL and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(e)	Outage days exclude Salem.
(f)	Includes the ownership of the FitzPatrick nuclear facility from March 31, 2017.

EXELON CORPORATION

Exelon Generation Statistics

Six Months Ended June 30, 2017 and 2016

	June 30, 2017	June 30, 2016
Supply (in GWhs)
Nuclear Generation
Mid-Atlantic(a)	31,790	31,432
Midwest	45,061	46,663
New York(a),(d)	10,718	9,160

Total Nuclear Generation	87,569	87,255
Fossil and Renewables
Mid-Atlantic	1,734	1,583
Midwest	835	773
New England	4,002	3,940
New York	2	2
ERCOT	3,684	3,255
Other Power Regions	3,507	4,142

Total Fossil and Renewables	13,764	13,695
Purchased Power
Mid-Atlantic	6,299	6,886
Midwest	801	1,394
New England	9,407	7,937
New York	28	—
ERCOT	4,525	4,553
Other Power Regions	6,375	6,479

Total Purchased Power	27,435	27,249
Total Supply/Sales by Region(b)
Mid-Atlantic(c)	39,823	39,901
Midwest(c)	46,697	48,830
New England	13,409	11,877
New York	10,748	9,162
ERCOT	8,209	7,808
Other Power Regions	9,882	10,621

Total Supply/Sales by Region	128,768	128,199

(a)	Includes the proportionate share of output where Generation has an undivided ownership interest in jointly-owned generating plants and includes the total output of plants that are fully consolidated (e.g. CENG).
(b)	Excludes physical proprietary trading volumes of 4,162 GWh and 2,509 GWh for the six months ended June 30, 2017 and 2016, respectively.
(c)	Includes affiliate sales to PECO, BGE, Pepco, DPL and ACE in the Mid-Atlantic region and affiliate sales to ComEd in the Midwest region.
(d)	Includes the ownership of the FitzPatrick nuclear facility from March 31, 2017.

EXELON CORPORATION

ComEd Statistics

Three Months Ended June 30, 2017 and 2016

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2017	2016	% Change	Weather- Normal % Change	2017	2016	% Change
Retail Deliveries and Sales (a)
Residential	5,919	6,349	(6.8)%	(3.0)%	$656	$625	5.0%
Small Commercial & Industrial	7,437	7,735	(3.9)%	(2.7)%	347	329	5.5%
Large Commercial & Industrial	6,798	6,736	0.9%	1.5%	123	116	6.0%
Public Authorities & Electric Railroads	282	277	1.8%	1.8%	11	11	—%

Total Retail	20,436	21,097	(3.1)%	(1.4)%	1,137	1,081	5.2%

Other Revenue (b)					220	205	7.3%

Total Electric Revenue (c)					$1,357	$1,286	5.5%

Purchased Power					$378	$339	11.5%

					% Change
Heating and Cooling Degree-Days		2017	2016	Normal	From 2016		From Normal
Heating Degree-Days		577	755	734		(23.6)%	(21.4)%
Cooling Degree-Days		263	290	241		(9.3)%	9.1%

Six Months Ended June 30, 2017 and 2016

	Electric Deliveries (in GWhs)				Revenue (in millions)
	2017	2016	% Change	Weather- Normal % Change	2017	2016	% Change
Retail Deliveries and Sales (a)
Residential	12,160	12,725	(4.4)%	(1.3)%	$1,283	$1,232	4.1%
Small Commercial & Industrial	15,146	15,615	(3.0)%	(1.8)%	680	651	4.5%
Large Commercial & Industrial	13,480	13,493	(0.1)%	0.5%	231	224	3.1%
Public Authorities & Electric Railroads	625	639	(2.2)%	(1.1)%	24	23	4.3%

Total Retail	41,411	42,472	(2.5)%	(0.9)%	2,218	2,130	4.1%

Other Revenue (b)					438	405	8.1%

Total Electric Revenue (c)					$2,656	$2,535	4.8%

Purchased Power					$713	$686	3.9%

					% Change
Heating and Cooling Degree-Days		2017	2016	Normal	From 2016		From Normal
Heating Degree-Days		3,227	3,655	3,875		(11.7)%	(16.7)%
Cooling Degree-Days		263	290	241		(9.3)%	9.1%

Number of Electric Customers	2017	2016
Residential	3,605,731	3,570,528
Small Commercial & Industrial	375,976	372,354
Large Commercial & Industrial	2,009	1,972
Public Authorities & Electric Railroads	4,785	4,749

Total	3,988,501	3,949,603

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ComEd and customers purchasing electricity from a competitive electric generation supplier, as all customers are assessed delivery charges. For customers purchasing electricity from ComEd, revenue also reflects the cost of energy and transmission.
(b)	Other revenue primarily includes transmission revenue from PJM. Other revenue includes rental revenues, revenues related to late payment charges, revenues from other utilities for mutual assistance programs and recoveries of remediation costs associated with MGP sites.
(c)	Includes operating revenues from affiliates totaling $3 million and $3 million for the three months ended June 30, 2017 and 2016, respectively, and $9 million and $8 million for the six months ended June 30, 2017 and 2016, respectively.

EXELON CORPORATION

PECO Statistics

Three Months Ended June 30, 2017 and 2016

	Electric and Natural Gas Deliveries				Revenue (in millions)
				Weather-
				Normal
	2017	2016	% Change	% Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,809	2,909	(3.4)%	(3.3)%	$331	$355	(6.8)%
Small Commercial & Industrial	1,914	1,887	1.4%	0.9%	100	106	(5.7)%
Large Commercial & Industrial	3,830	3,770	1.6%	0.4%	57	65	(12.3)%
Public Authorities & Electric Railroads	196	205	(4.4)%	(4.4)%	8	9	(11.1)%

Total Retail	8,749	8,771	(0.3)%	(0.8)%	496	535	(7.3)%

Other Revenue (b)					54	52	3.8%

Total Electric Revenue (d)					550	587	(6.3)%

Natural Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	7,621	7,883	(3.3)%	11.8%	72	70	2.9%
Transportation and Other	5,759	5,906	(2.5)%	(3.2)%	8	7	14.3%

Total Natural Gas (d)	13,380	13,789	(3.0)%	5.3%	80	77	3.9%

Total Electric and Natural Gas Revenues					$630	$664	(5.1)%

Purchased Power and Fuel					$197	$217	(9.2)%

					% Change
Heating and Cooling Degree-Days		2017	2016	Normal	From 2016	From Normal
Heating Degree-Days		329	469	463	(29.9)%		(28.9)%
Cooling Degree-Days		415	391	348	6.1%		19.3%

Six Months Ended June 30, 2017 and 2016

	Electric and Natural Gas Deliveries				Revenue (in millions)
				Weather-
				Normal
	2017	2016	% Change	% Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	6,187	6,324	(2.2)%	(2.2)%	$713	$766	(6.9)%
Small Commercial & Industrial	3,890	3,912	(0.6)%	(1.1)%	197	225	(12.4)%
Large Commercial & Industrial	7,456	7,364	1.2%	0.5%	109	123	(11.4)%
Public Authorities & Electric Railroads	420	432	(2.8)%	(2.8)%	16	17	(5.9)%

Total Retail	17,953	18,032	(0.4)%	(0.9)%	1,035	1,131	(8.5)%

Other Revenue (b)					105	101	4.0%

Total Electric Revenue (d)					1,140	1,232	(7.5)%

Natural Gas (in mmcfs)
Retail Deliveries and Sales
Retail Sales (c)	34,832	34,994	(0.5)%	2.0%	269	256	5.1%
Transportation and Other	13,448	13,602	(1.1)%	(1.8)%	17	17	—%

Total Natural Gas (d)	48,280	48,596	(0.7)%	1.0%	286	273	4.8%

Total Electric and Natural Gas Revenues					$1,426	$1,505	(5.2)%

Purchased Power and Fuel					$484	$537	(9.9)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	2,423	2,606	2,939	(7.0)%	(17.6)%
Cooling Degree-Days	415	396	348	4.8%	19.3%

Number of Electric Customers	2017	2016	Number of Natural Gas Customers	2017	2016
Residential	1,461,931	1,449,450	Residential	474,360	469,230
Small Commercial & Industrial	150,783	149,523	Commercial & Industrial	43,404	43,046

Large Commercial & Industrial	3,105	3,088	Total Retail	517,764	512,276
Public Authorities & Electric Railroads	9,795	9,813	Transportation	768	811

Total	1,625,614	1,611,874	Total	518,532	513,087

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from PECO and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from PECO, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from PECO and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from PECO, revenue also reflects the cost of natural gas.
(d)	Total electric revenue includes operating revenues from affiliates totaling $2 million and $2 million for the three months ended June 30, 2017 and 2016, respectively, and $3 million and $4 million for the six months ended June 30, 2017 and 2016, respectively. Total natural gas revenues includes operating revenues from affiliates totaling less than $1 million for both the three and six months ended June 30, 2017 and 2016.

EXELON CORPORATION

BGE Statistics

Three Months Ended June 30, 2017 and 2016

	Electric and Natural Gas Deliveries			Revenue (in millions)
	2017	2016	% Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,629	2,616	0.5%	$315	$324	(2.8)%
Small Commercial & Industrial	677	692	(2.2)%	63	65	(3.1)%
Large Commercial & Industrial	3,373	3,417	(1.3)%	110	115	(4.3)%
Public Authorities & Electric Railroads	72	72	—%	8	9	(11.1)%

Total Retail	6,751	6,797	(0.7)%	496	513	(3.3)%

Other Revenue (b)(c)				75	71	5.6%

Total Electric Revenue				571	584	(2.2)%

Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	13,028	17,672	(26.3)%	99	93	6.5%
Transportation and Other (e)	116	271	(57.2)%	4	3	33.3%

Total Natural Gas (f)	13,144	17,943	(26.7)%	103	96	7.3%

Total Electric and Natural Gas Revenues				$674	$680	(0.9)%

Purchased Power and Fuel				$234	$261	(10.3)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	397	574	511	(30.8)%	(22.3)%
Cooling Degree-Days	283	219	255	29.2%	11.0%

Six Months Ended June 30, 2017 and 2016

	Electric and Natural Gas Deliveries			Revenue (in millions)
	2017	2016	% Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	5,756	6,095	(5.6)%	$720	$753	(4.4)%
Small Commercial & Industrial	1,425	1,466	(2.8)%	135	137	(1.5)%
Large Commercial & Industrial	6,641	6,635	0.1%	223	215	3.7%
Public Authorities & Electric Railroads	140	143	(2.1)%	15	18	(16.7)%

Total Retail	13,962	14,339	(2.6)%	1,093	1,123	(2.7)%

Other Revenue (b)(c)				144	141	2.1%

Total Electric Revenue				1,237	1,264	(2.1)%

Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	49,399	56,256	(12.2)%	369	331	11.5%
Transportation and Other (e)	2,395	2,767	(13.4)%	19	14	35.7%

Total Natural Gas (f)	51,794	59,023	(12.2)%	388	345	12.5%

Total Electric and Natural Gas Revenues				$1,625	$1,609	1.0%

Purchased Power and Fuel				$584	$634	(7.9)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	2,460	2,854	2,915	(13.8)%	(15.6)%
Cooling Degree-Days	283	219	255	29.2%	11.0%

Number of Electric Customers	2017	2016	Number of Natural Gas Customers	2017	2016
Residential	1,154,330	1,142,073	Residential	624,392	618,268
Small Commercial & Industrial	113,329	112,980	Commercial & Industrial	44,020	44,078

Large Commercial & Industrial	12,113	11,980	Total Retail	668,412	662,346
Public Authorities & Electric Railroads	276	281	Transportation	—	—

Total	1,280,048	1,267,314	Total	668,412	662,346

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from BGE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from BGE, revenue also reflects the cost of energy and transmission.

(b)	Other revenue primarily includes wholesale transmission revenue and late payment charges.
(c)	Includes operating revenues from affiliates totaling $2 million and $2 million for the three months ended June 30, 2017 and 2016, respectively, and $3 million and $4 million for the six months ended June 30, 2017 and 2016, respectively.
(d)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from BGE and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from BGE, revenue also reflects the cost of natural gas.
(e)	Transportation and other natural gas revenue includes off-system revenue of 116 mmcfs ($1 million) and 271 mmcfs ($2 million) for the three months ended June 30, 2017 and 2016, respectively, and 2,395 mmcfs ($13 million) and 2,767 mmcfs ($11 million) for the six months ended June 30, 2017 and 2016, respectively.
(f)	Includes operating revenues from affiliates totaling $1 million and $2 million for the three months ended June 30, 2017 and 2016, respectively, and $5 million and $5 million for the six months ended June 30, 2017 and 2016, respectively.

EXELON CORPORATION

PEPCO Statistics

Three Months Ended June 30, 2017 and 2016

	Electric Deliveries			Revenue (in millions)
	2017	2016	% Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	1,757	1,760	(0.2)%	$220	$220	—%
Small Commercial & Industrial	326	348	(6.3)%	41	36	13.9%
Large Commercial & Industrial	3,675	3,631	1.2%	192	195	(1.5)%
Public Authorities & Electric Railroads	172	176	(2.3)%	8	8	—%

Total Retail	5,930	5,915	0.3%	461	459	0.4%

Other Revenue (b)				53	50	6.0%

Total Electric Revenue (c)				514	509	1.0%

Purchased Power				$143	$152	(5.9)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	314	397	500	(20.9)%	(37.2)%
Cooling Degree-Days	546	452	475	20.8%	14.9%

Six Months Ended June 30, 2017 and 2016

	Electric Deliveries			Revenue (in millions)
	2017	2016	% Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	3,757	3,978	(5.6)%	$461	$476	(3.2)%
Small Commercial & Industrial	652	730	(10.7)%	75	73	2.7%
Large Commercial & Industrial	7,160	7,576	(5.5)%	387	395	(2.0)%
Public Authorities & Electric Railroads	362	364	(0.5)%	16	16	—%

Total Retail	11,931	12,648	(5.7)%	939	960	(2.2)%

Other Revenue (b)				106	101	5.0%

Total Electric Revenue (c)				1,045	1,061	(1.5)%

Purchased Power				$309	$351	(12.0)%

				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	2,062	2,407	2,638	(14.3)%	(21.8)%
Cooling Degree-Days	550	454	478	21.1%	15.1%

Number of Electric Customers	2017	2016
Residential	787,708	771,541
Small Commercial & Industrial	53,393	53,345
Large Commercial & Industrial	21,767	21,401
Public Authorities & Electric Railroads	139	127

Total	863,007	846,414

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from Pepco and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from Pepco, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Includes operating revenues from affiliates totaling $1 million and $1 million for the three months ended June 30, 2017 and 2016, respectively, and $3 million and $3 million for the six months ended June 30, 2017 and 2016, respectively.

EXELON CORPORATION

DPL Statistics

Three Months Ended June 30, 2017 and 2016

	Electric and Natural Gas Deliveries			Revenue (in millions)
	2017	2016	% Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	1,045	1,038	0.7%	$144	$143	0.7%
Small Commercial & Industrial	526	532	(1.1)%	45	46	(2.2)%
Large Commercial & Industrial	1,131	1,164	(2.8)%	25	25	—%
Public Authorities & Electric Railroads	12	12	—%	4	3	33.3%

Total Retail	2,714	2,746	(1.2)%	218	217	0.5%

Other Revenue (b)				42	38	10.5%

Total Electric Revenue (c)				260	255	2.0%

Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	1,678	2,072	(19.0)%	17	21	(19.0)%
Transportation and Other (e)	1,325	1,321	0.3%	5	5	—%

Total Natural Gas	3,003	3,393	(11.5)%	22	26	(15.4)%

Total Electric and Natural Gas Revenues				$282	$281	0.4%

Purchased Power and Fuel				$113	$122	(7.4)%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	481	551	702	(12.7)%		(31.5)%
Cooling Degree-Days	342	304	264	12.5%		29.5%

Gas Service Territory				% Change
Heating Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	372	559	504	(33.5)%		(26.2)%

Six Months Ended June 30, 2017 and 2016

	Electric and Natural Gas Deliveries			Revenue (in millions)
	2017	2016	% Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	2,404	2,465	(2.5)%	$325	$323	0.6%
Small Commercial & Industrial	1,057	1,104	(4.3)%	89	95	(6.3)%
Large Commercial & Industrial	2,195	2,242	(2.1)%	51	50	2.0%
Public Authorities & Electric Railroads	25	26	(3.8)%	8	7	14.3%

Total Retail	5,681	5,837	(2.7)%	473	475	(0.4)%

Other Revenue (b)				84	83	1.2%

Total Electric Revenue (c)				557	558	(0.2)%

Natural Gas (in mmcfs)
Retail Deliveries and Sales (d)
Retail Sales	7,610	8,132	(6.4)%	75	74	1.4%
Transportation and Other (e)	3,493	3,289	6.2%	12	11	9.1%

Total Natural Gas	11,103	11,421	(2.8)%	87	85	2.4%

Total Electric and Natural Gas Revenues				$644	$643	0.2%

Purchased Power and Fuel				$270	$298	(9.4)%

Electric Service Territory				% Change
Heating and Cooling Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	2,483	2,798	3,119	(11.3)%	(20.4)%
Cooling Degree-Days	342	307	266	11.4%	28.6%

Gas Service Territory				% Change
Heating Degree-Days	2017	2016	Normal	From 2016	From Normal
Heating Degree-Days	2,403	2,893	3,020	(16.9)%	(20.4)%

Number of Electric Customers	2017	2016	Number of Natural Gas Customers	2017	2016
Residential	458,361	454,402	Residential	121,166	119,592
Small Commercial & Industrial	60,499	59,904	Commercial & Industrial	9,743	9,669

Large Commercial & Industrial	1,410	1,417	Total Retail	130,909	129,261

Public Authorities & Electric Railroads	636	643	Transportation	155	157

Total	520,906	516,366	Total	131,064	129,418

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from DPL and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from DPL, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Includes operating revenues from affiliates totaling $2 million and $2 million for the three months ended June 30, 2017 and 2016, respectively, and $4 million and $4 million for the six months ended June 30, 2017 and 2016, respectively.
(d)	Reflects delivery volumes and revenues from customers purchasing natural gas directly from DPL and customers purchasing natural gas from a competitive natural gas supplier as all customers are assessed distribution charges. For customers purchasing natural gas from DPL, revenue also reflects the cost of natural gas.
(e)	Transportation and other revenue includes off-system natural gas sales and the short-term release of interstate pipeline transportation and storage capacity not needed to serve customers.

EXELON CORPORATION

ACE Statistics

Three Months Ended June 30, 2017 and 2016

	Electric Deliveries			Revenue (in millions)
	2017	2016	% Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	814	814	—%	$130	$131	(0.8)%
Small Commercial & Industrial	302	283	6.7%	40	39	2.6%
Large Commercial & Industrial	853	853	—%	49	50	(2.0)%
Public Authorities & Electric Railroads	11	9	22.2%	4	3	33.3%

Total Retail	1,980	1,959	1.1%	223	223	—%

Other Revenue (b)				47	47	—%

Total Electric Revenue (c)				270	270	—%

Purchased Power				$128	$141	(9.2)%

					% Change
Heating and Cooling Degree-Days		2017	2016	Normal	From 2016	From Normal
Heating Degree-Days		600	651	806	(7.8)%	(25.6)%
Cooling Degree-Days		324	258	285	25.6%	13.7%

Six Months Ended June 30, 2017 and 2016

	Electric Deliveries			Revenue (in millions)
	2017	2016	% Change	2017	2016	% Change
Electric (in GWhs)
Retail Deliveries and Sales (a)
Residential	1,693	1,752	(3.4)%	$272	$281	(3.2)%
Small Commercial & Industrial	585	572	2.3%	76	78	(2.6)%
Large Commercial & Industrial	1,618	1,673	(3.3)%	94	101	(6.9)%
Public Authorities & Electric Railroads	24	24	—%	7	6	16.7%

Total Retail	3,920	4,021	(2.5)%	449	466	(3.6)%

Other Revenue (b)				95	95	—%

Total Electric Revenue (c)				544	561	(3.0)%

Purchased Power				$266	$298	(10.7)%

					% Change
Heating and Cooling Degree-Days		2017	2016	Normal	From 2016	From Normal
Heating Degree-Days		2,750	2,921	3,294	(5.9)%	(16.5)%
Cooling Degree-Days		324	261	286	24.1%	13.3%

Number of Electric Customers	2017	2016
Residential	486,173	483,044
Small Commercial & Industrial	61,013	60,928
Large Commercial & Industrial	3,744	3,806
Public Authorities & Electric Railroads	629	594

Total	551,559	548,372

(a)	Reflects delivery volumes and revenues from customers purchasing electricity directly from ACE and customers purchasing electricity from a competitive electric generation supplier as all customers are assessed distribution charges. For customers purchasing electricity from ACE, revenue also reflects the cost of energy and transmission.
(b)	Other revenue includes transmission revenue from PJM and wholesale electric revenues.
(c)	Includes operating revenues from affiliates totaling $1 million and $1 million for the three months ended June 30, 2017 and 2016, respectively, and $1 million and $2 million for the six months ended June 30, 2017 and 2016, respectively.